UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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METHODE ELECTRONICS, INC.

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METHODE ELECTRONICS, INC.

7401 West Wilson Avenue

Chicago, Illinois 60706

(708) 867-6777

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 18, 2014

To the Shareholders of Methode Electronics, Inc.:

Notice is hereby given that the annual meeting of shareholders of Methode Electronics, Inc. will be held on Thursday, September 18, 2014 at 11:00 a.m., Chicago time, at Methode’s corporate offices at 7401 West Wilson Avenue, Chicago, Illinois, for the following purposes:

1.

To elect a Board of Directors;

2.

To ratify the Audit Committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending May 2, 2015;

3.

To approve the Methode Electronics, Inc. 2014 Omnibus Incentive Plan;

4.

To provide advisory approval of Methode’s named executive officer compensation; and

5.

To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of Methode’s nominees for director, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm,  “FOR” the approval of our 2014 Omnibus Incentive Plan, and “FOR” advisory approval of Methode’s named executive officer compensation.

Our Board of Directors has fixed the close of business on July 21, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

We are furnishing materials for our annual meeting on the Internet.  You may vote your shares in person by attending our annual meeting, or by proxy.  To vote by proxy, you may vote using the Internet, by toll-free telephone number or, if you request and receive a paper copy of the proxy card by mail, by signing, dating and mailing the proxy card in the self-addressed, postage-paid envelope provided.  Information regarding voting in person is contained in the Notice of Internet Availability of Proxy Materials and the proxy statement.  Instructions regarding voting by proxy are contained on the proxy card.

It is important that your shares be represented and voted at the annual meeting.  Whether or not you plan to attend the annual meeting, please vote on the matters to be considered.  Thank you for your interest and cooperation.

By Order of the Board of Directors,

Walter J. Aspatore

Chairman

Chicago, Illinois

July 29, 2014

METHODE ELECTRONICS, INC.

7401 West Wilson Avenue

Chicago, Illinois 60706

(708) 867-6777

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
September 18, 2014

GENERAL INFORMATION

We are furnishing this proxy statement to you in connection with the solicitation of proxies on behalf of Methode Electronics, Inc. (“Methode”) for use at our annual meeting of shareholders to be held on Thursday, September 18, 2014 at 11:00 a.m., Chicago time, at Methode’s corporate offices at 7401 West Wilson Avenue, Chicago, Illinois, and at any adjournment or postponement of the annual meeting.  On July 29, 2014, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for our shareholders to access our proxy statement and annual report over the Internet or request a paper copy of the proxy materials.

At the annual meeting, we will ask our shareholders to (i) elect our Board of Directors, (ii) ratify the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for fiscal 2015, (iii) approve our 2014 Omnibus Incentive Plan, (iv)  provide advisory approval of Methode’s named executive officer compensation, and (v) consider and vote upon any other business which properly comes before the annual meeting.

The Board of Directors recommends that you vote “FOR” each of Methode’s nominees for director, “FOR” the ratification of Ernst & Young as our independent registered public accounting firm, “FOR” approval of our 2014 Omnibus Incentive Plan, and “FOR” advisory approval of Methode’s named executive officer compensation.

You may vote your shares in person, by attending our annual meeting, or by proxy.  To vote by proxy, you may vote using the Internet, by toll-free telephone number or, if you request and receive a paper copy of the proxy card by mail, by signing, dating and mailing the proxy card in the self-addressed, postage-paid envelope provided.  Information regarding voting in person is contained in the Notice of Internet Availability of Proxy Materials and this proxy statement.  Instructions regarding voting by proxy are contained on the proxy card.  Please do not submit a proxy card if you have voted by telephone or the Internet.

It is important that your shares be represented and voted at the annual meeting.  Whether or not you plan to attend the annual meeting in person, please vote on the matters to be considered.

Record Date; Shares Outstanding

Our Board of Directors has fixed the close of business on July 21, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.  As of the record date, there were 39,497,776 shares of our common stock outstanding and entitled to vote at the annual meeting.

Quorum; Votes Required

In deciding all questions, assuming a quorum is present, a holder of Methode’s common stock is entitled to one vote, in person or by proxy, for each share held in such holder’s name on the record date.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Methode’s common stock is necessary to constitute a quorum at the annual meeting.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting.  Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee lacks discretionary power to vote such shares.

With respect to the election of directors, shareholders may vote (a) “for” each nominee; (b) “against” each nominee; or (c) to “abstain” from voting for each nominee.  The election of our Board of Directors requires approval by a majority of the shares of common stock represented at the meeting and entitled to vote.  With respect to the proposals to ratify the selection of Ernst & Young as our independent registered public accounting firm, approve our 2014 Omnibus Incentive Plan, and provide advisory approval of our executive compensation, shareholders may vote (1) “for”; (2) “against”; or (3) to “abstain” from voting on each matter and each such matter requires approval by a majority of the shares of common stock represented at the meeting and entitled to vote.  Both abstentions and broker non-votes will be considered as present but will not be considered as votes in favor of any matter.  Broker non-votes are excluded from the “for,” “against” and “abstain” counts, and instead are reported as simply “broker non-votes.”  Consequently, abstentions have the effect of voting against these matters, while broker non-votes have no effect as to voting for or against any such matter.

Under New York Stock Exchange rules, the proposal to ratify the selection of Ernst & Young is considered a routine item.  Therefore, brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions to the broker.  In contrast, all other proposals set forth in this proxy statement are considered non-routine items, and brokers who have not received voting instructions from their clients may not vote on these proposals.

All properly executed and timely delivered proxies will be voted in accordance with the instructions provided.  Unless contrary instructions are indicated, proxies will be voted “FOR” each of Methode’s nominees for director, “FOR” the ratification of the selection of Ernst & Young, “FOR” approval of our 2014 Omnibus Incentive Plan, and “FOR” advisory approval of Methode’s named executive officer compensation.  The Board of Directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

Voting Procedures

It is important that your shares be represented at the annual meeting.  You may vote your shares in person, by attending our annual meeting, or by proxy.  To vote by proxy, you may vote using the Internet, by toll-free telephone number or, if you request and receive a paper copy of the proxy card by mail, by signing, dating and mailing the enclosed proxy card in the self-addressed, postage-paid envelope provided.  Information regarding voting in person is contained in the Notice of Internet Availability of Proxy Materials and this proxy statement.  Instructions regarding voting by proxy are contained on the proxy card.  Please do not submit a proxy card if you have voted by telephone or the Internet.  You may revoke your proxy as described below.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before the annual meeting.  You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706, attention: Corporate Secretary.  You may also revoke your proxy by submitting a later-dated and properly executed proxy (including by means of the telephone or Internet) or by voting in person at the annual meeting.  Attendance at the annual meeting will not, by itself, revoke a proxy.

Proxy Solicitation Expenses

The accompanying proxy is being solicited on behalf of Methode.  We will bear the entire cost of this solicitation.  Our directors, officers or other regular employees may solicit proxies by telephone, by e-mail, by fax or in person.  No additional compensation will be paid to directors, officers and other regular employees for such services.  In the event that beneficial owners of our shares request paper copies of our proxy materials, banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others as of the record date will be requested to forward such proxy soliciting material to the beneficial owners of such shares and will be reimbursed by Methode for their reasonable out-of-pocket expenses.

CORPORATE GOVERNANCE

We are committed to maintaining high standards of corporate governance in order to serve the long-term interests of Methode and our shareholders.

Director Independence

Our Board of Directors has considered the independence of the nominees for director under the applicable standards of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange.  Our Board has determined that all of the nominees for director are independent under the applicable standards, except for Donald Duda, our President and Chief Executive Officer.  Mr. Duda’s lack of independence relates solely to his service as an executive officer and is not due to any other transactions or relationships.

In addition, our Board of Directors has determined that each member of our Audit Committee, our Compensation Committee and our Nominating and Governance Committee satisfies the independence requirements of the applicable standards, if any, of the SEC and the New York Stock Exchange.

Board Committees

The following chart sets forth the committees of our Board:

Committee	Members	Principal Functions	Number of Meetings in Fiscal 2014
Audit	Lawrence B. Skatoff (Chair) Walter J. Aspatore Stephen F. Gates Isabelle C. Goossen Paul G. Shelton

•

Oversees accounting and financial reporting and audits of financial statements.

•

Monitors performance of internal audit function and our system of internal control.

•

Monitors performance, qualifications and independence of our independent registered public accounting firm and makes decisions regarding retention, termination and compensation of the independent registered public accounting firm and approves services provided by the independent registered public accounting firm.

•

Monitors compliance with legal and regulatory requirements pertaining to financial statements.

•

Reviews our press releases and certain SEC filings.

•

Discusses with management major financial risk exposures and the steps taken to monitor and control such exposures, and reviews the process by which risk assessment and risk management is undertaken.

•

If applicable, reviews related party transactions and potential conflict of interest situations.

			8
Compensation	Paul G. Shelton (Chair) Warren L. Batts Darren M. Dawson Isabelle C. Goossen Christopher J. Hornung	• Oversees our compensation policies and plans. • Approves goals and incentives for the compensation of our Chief Executive Officer and, with the advice of the Chief Executive Officer, the other executive officers. • Approves grants under our stock and bonus plans. • Makes decisions regarding the retention, compensation and termination of any compensation consultants, and monitors their independence. • Evaluates whether risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect.	5
Nominating and Governance	Christopher J. Hornung (Chair) Walter J. Aspatore Warren L. Batts J. Edward Colgate Stephen F. Gates Lawrence B. Skatoff	• Selects director candidates for election to our Board at the annual meeting or to fill vacancies. • Recommends Board committee assignments. • Recommends compensation and benefits for directors. • Reviews our Corporate Governance Guidelines. • Conducts an annual assessment of Board performance. • Reviews our risk management policies and practices. • Annually reviews succession planning for our Chief Executive Officer.	4
Technology	J. Edward Colgate (Co-Chair) Darren M. Dawson (Co-Chair) Walter J. Aspatore Isabelle C. Goossen Christopher J. Hornung	• Reviews with management our technology assets and future needs. • Reviews technology research and development activities and possible acquisitions of technology.	4

If applicable, our Audit Committee reviews related party transactions and potential conflict of interest situations in accordance with the Audit Committee Charter and our Code of Business Conduct.  We do not have a separate written policy regarding related party transactions and potential conflict of interest situations.  Our Code of Business Conduct states that conflicts of interest are prohibited, except as approved by our Board of Directors.  In reviewing any such transaction, our Audit Committee and Board of Directors would consider Methode’s rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to Methode as would be the case were the transaction entered into with a third party and other relevant factors.

During the 2014 fiscal year, our Board of Directors held 13 meetings, and no director attended less than 75% of the aggregate of the total number of meetings of our Board and the total number of meetings held by the respective committees on which he or she served.  Under our Corporate Governance Guidelines, our directors are expected to attend Board and shareholder meetings and meetings of committees on which they serve.  Our directors are expected to meet as frequently as necessary to properly discharge their responsibilities.

Our independent directors hold regularly scheduled executive sessions at which only independent directors are present.  Pursuant to our Corporate Governance Guidelines, our Chairman of the Board is the Presiding Director of such sessions.

Our Audit, Compensation, Nominating and Governance and Technology Committees operate pursuant to charters adopted by the Board, which are available on our website at www.methode.com or in print upon any shareholder’s request.  Our Corporate Governance Guidelines are also available on our website at www.methode.com or in print upon any shareholder’s request.

Board Leadership Structure, Risk Oversight and Compensation Policy Risks

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interests of our shareholders.  This structure provides for a greater role for the independent directors in the oversight of Methode and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Our Board of Directors oversees Methode’s risk management practices.  Our Board and committees review information regarding Methode’s market, competition and financial risks, as well as risks associated with Methode’s operations, employees and political risks encountered by Methode throughout the globe.  Our Audit Committee discusses with management Methode’s major financial risk exposures and the steps management has taken to monitor and control such exposures, and reviews the process by which risk is managed and assessed.  Our Compensation Committee evaluates risks arising from Methode’s compensation practices and policies.  Our Nominating and Governance Committee reviews and evaluates Methode’s policies and practices with respect to risk management and risk assessment in areas such as business operations, human resources, international operations, intellectual property and information technology.  The entire Board of Directors is regularly informed about the risk management policies and practices monitored by the various committees.  The Board of Directors also receives reports directly from officers responsible for assessing and managing particular risks within Methode.

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Methode.  The Compensation Committee actively monitors the mix and design of the elements of executive compensation and believes that our compensation programs do not encourage management to assume excessive risks.

Nominating Process of the Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for identifying and recommending to our Board of Directors individuals qualified to become directors consistent with criteria approved by our Board.  In considering potential candidates for our Board, including with respect to nominations for re-election of incumbent directors, the Committee considers the potential candidate’s integrity and business ethics; strength of character, judgment and experience consistent with our needs; specific areas of expertise and leadership roles; and the ability to bring diversity to our Board.  While the Nominating and Governance Committee charter and our Corporate Governance Guidelines do not prescribe diversity standards, the Committee considers diversity in the context of the Board as a whole, including whether the potential candidate brings complementary skills and viewpoints.  The Committee also considers the ability of the individual to allocate the time necessary to carry out the tasks of Board membership, including membership on appropriate committees.

The Committee identifies potential nominees by asking current directors and others to notify the Committee if they become aware of persons, meeting the criteria described above, who may be available to serve on our Board.  The Committee has sole authority to retain and terminate any search firm used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms.  Historically, the Committee has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and our Board’s contacts are not sufficient to identify an appropriate candidate.

The Committee will consider suggestions from our shareholders.  Any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated.  Upon receiving a shareholder recommendation, the Committee will initially determine the need for additional or replacement Board members and evaluate the candidate based on the information the Committee receives with the shareholder recommendation or may otherwise acquire, and may, in its discretion, consult with the other members of our Board.  If the Committee determines that a more comprehensive evaluation is warranted, the Committee may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our shareholders may recommend candidates at any time, but the Committee requires recommendations for election at an annual meeting of shareholders to be submitted to the Committee no later than 120 days before the first anniversary of the date of the proxy statement in connection with the previous year’s annual meeting.  The Committee believes this deadline is appropriate and in the best interests of Methode and our shareholders because it ensures that the Committee has sufficient time to properly evaluate all proposed candidates.  Therefore, to submit a candidate for consideration for nomination at the 2015 annual meeting of shareholders, a shareholder must submit the recommendation, in writing, by March 31, 2015.  The written notice must include:

•

the name, age, business address and residential address of each proposed nominee and the principal occupation or employment of each nominee;

•

the number of shares of our common stock that each nominee beneficially owns;

•

a statement that each nominee is willing to be nominated; and

•

any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

Recommendations must be sent to the Nominating and Governance Committee, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

Communications with Directors

Our annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of our Board of Directors on appropriate matters.  All of our directors attended the 2013 annual meeting.  We anticipate that all of our directors will attend the 2014 annual meeting.

In addition, interested parties may, at any time, communicate in writing with any particular director, or our independent directors as a group, by sending such written communication to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.  Copies of written communications received at such address will be provided to the relevant director or the independent directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s).  Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business or communications that relate to other improper or irrelevant topics.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, as well as other employees.  The code is available on our website at www.methode.com or in print upon any shareholder’s request.

If we make any substantive amendments to the Code of Business Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K in accordance with applicable rules and regulations.

Stock Ownership Guidelines

Our Compensation Committee considers stock ownership by directors to be an important means of linking their interests with those of our shareholders.  We maintain stock ownership guidelines for our directors.  All directors are expected to own stock with a value equal to at least five times the annual cash retainer paid to Methode directors.  The requirements are subject to a five year phase-in period.  Shares subject to unexercised stock options are not included for purposes of satisfying the guidelines.  All of our directors were in compliance with our stock ownership policy for fiscal 2014.

DIRECTOR COMPENSATION

We use a combination of cash and common stock to compensate our non-employee directors.  Directors who are also our full-time employees are not paid for their services as directors or for attendance at meetings.

For the fiscal year ended May 3, 2014, our non-employee directors received an annual cash retainer of $35,000 and an attendance fee of $1,000 per committee meetings and for each board meeting other than the regularly scheduled quarterly meetings.  In addition, in July 2013, the Compensation Committee, upon the recommendation of the Nominating and Governance Committee, granted each non-employee director a stock award for 3,000 shares of common stock. Our Chairman of the Board and the Chairman of each of our board committees received supplemental annual retainers in the following amounts: Chairman of the Board, $25,000; Chairman of each of the Audit Committee and the Compensation Committee, $20,000; and Chairman of the Nominating and Governance Committee, $10,000.  Each Co-Chairman of our Technology Committee received an annual retainer of $5,000.  In addition, members of our Audit Committee (other than the Chairman) received an additional annual retainer of $10,000.  Pursuant to our Deferred Compensation Plan, our directors may elect to defer up to 100% of their retainers and attendance fees per year.  Additional information regarding the Deferred Compensation Plan is described under “Executive Compensation Tables — Nonqualified Deferred Compensation,” below.

In March 2014, our Nominating and Governance Committee reviewed our director compensation package.  After noting that director compensation had not been increased since 2007, the Nominating and Governance Committee approved an increase in board compensation effective for fiscal 2015.  Pursuant to our new compensation package, our non-employee directors will receive an annual retainer of $44,000 and an attendance fee of $1,000 per committee meetings and for each board meeting other than the quarterly meetings.  In addition, our Board and Committee Chairmen will receive supplemental annual retainers in the following amounts:  Chairman of the Board, $30,000; Chairman of each of the Audit Committee and the Compensation Committee, $24,000; Chairman of the Nominating and Governance Committee, $12,000; and each Co-Chairman of the Technology Committee, $6,000.  Also, members of each of the Audit Committee and the Compensation Committee (other than the Chairman) will receive an additional annual retainer of $10,000.

The following table sets forth certain information regarding compensation earned by our non-employee directors during the fiscal year ended May 3, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Walter J. Aspatore	95,000	51,810	146,810
Warren L. Batts	51,000	51,810	102,810
J. Edward Colgate	58,250	51,810	110,060
Darren M. Dawson	55,750	51,810	107,560
Stephen F. Gates	65,000	51,810	116,810
Isabelle C. Goossen	69,000	51,810	120,810
Christopher J. Hornung	65,000	51,810	116,810
Paul G. Shelton	86,000	51,810	137,810
Lawrence B. Skatoff	76,000	51,810	127,810

(1)

On July 1, 2013, the Compensation Committee granted each non-employee director a stock award for 3,000 shares of common stock.  The reported amounts reflect the fair value at the date of grant calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”).  Details of the assumptions used in valuing these awards are set forth in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 3, 2014.

SECURITY OWNERSHIP

Five Percent Shareholders

The following table sets forth information regarding all persons known by Methode to be the beneficial owners of more than 5% of Methode’s common stock as of July 21, 2014 (except as set forth in the relevant footnotes).

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class (%)
BlackRock, Inc. (1) 40 East 52nd Street New York, New York 10022	3,281,780	8.8
Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,691,919	7.2
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, Maryland 21202	2,302,730	6.1
The Killen Group, Inc. (4) 1189 Lancaster Ave. Berwyn, Pennsylvania 19312	1,675,156	4.5

(1)

In a Schedule 13G/A filed with the SEC on January 30, 2014, BlackRock, Inc. reported that, as of December 31, 2013, it has sole voting power with respect to 3,178,357 shares and sole dispositive power with respect to 3,281,780 shares.

(2)

In a Schedule 13G/A filed with the SEC on February 10, 2014, Dimensional Fund Advisors LP reported that, as of December 31, 2013, it has sole voting power with respect to 2,623,296 shares and sole dispositive power with respect to 2,691,919 shares.

(3)

In a Schedule 13G/A filed with the SEC on February 10, 2014, T. Rowe Price Associates, Inc. reported that, as of December 31, 2013, it has sole voting power with respect to 531,780 shares and sole dispositive power with respect to 2,302,730 shares.

(4)

In a Schedule 13G/A filed with the SEC on February 14, 2014, The Killen Group, Inc. reported that, as of December 31, 2013, it has sole voting power with respect to 1,607,609 shares and sole dispositive power with respect to 1,675,156 shares.

Directors and Executive Officers

The following table sets forth information regarding our common stock beneficially owned as of July 21, 2014 by (i) each director and nominee, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership (1)		Percent of Class (%)
Walter J. Aspatore	34,750	(2)	*
Warren L. Batts	64,750		*
J. Edward Colgate	27,820		*
Darren M. Dawson	7,750		*
Donald W. Duda	635,601	(3)	1.7
Stephen F. Gates	18,610		*
Isabelle C. Goossen	35,750		*
Christopher J. Hornung	126,600		*
Paul G. Shelton	66,750		*
Lawrence B. Skatoff	34,600	(4)	*
Timothy R. Glandon	156,985	(5)	*
Joseph E. Khoury	119,600	(6)	*
Douglas A. Koman	217,428	(7)	*
Thomas D. Reynolds	198,082	(8)	*
All current directors and executive officers as a group (16 individuals)	2,019,439	(9)	5.2

*	Percentage represents less than 1% of the total shares of common stock outstanding.

(1)	Beneficial ownership arises from sole voting and dispositive power unless otherwise indicated by footnote.
(2)	Includes 25,000 shares held jointly with Mr. Aspatore’s wife.
(3)

Includes 40,000 shares held jointly with Mr. Duda’s wife, 200,000 shares of restricted stock, options to purchase 55,333 shares of common stock exercisable within 60 days, 36,860 shares of common stock held in our 401(k) Plan, 225,000 shares of vested restricted stock units for which common stock will be delivered to Mr. Duda at such time as the value of the award is deductible by us or Mr. Duda’s employment terminates, and 80,000 shares of vested restricted stock units for which common stock will be delivered to Mr. Duda in the event of termination from Methode under any circumstance.

(4)	Shares are held jointly with Mr. Skatoff’s wife.
(5)

Includes 93,200 shares held jointly with Mr. Glandon’s wife, 60,000 shares of restricted stock, options to purchase 44,000 shares of common stock exercisable within 60 days, 1,079 shares of common stock held in our 401(k) Plan and 24,000 shares of vested restricted stock units for which common stock will be delivered to Mr. Glandon in the event of termination from Methode under any circumstance.

(6)

Includes 93,600 shares held jointly with Mr. Khoury’s wife, 60,000 shares of restricted stock, options to purchase 32,000 shares of common stock exercisable within 60 days, 24,000 shares of vested restricted stock units for which common stock will be delivered to Mr. Khoury in the event of termination from Methode under any circumstance.

(7)

Includes 170,009 shares held jointly with Mr. Koman’s wife, 80,000 shares of restricted stock, options to purchase 21,333 shares of common stock exercisable within 60 days, 33,864 shares of common stock held in our 401(k) Plan and 32,000 shares of vested restricted stock units for which common stock will be delivered to Mr. Koman in the event of termination from Methode under any circumstance.

(8)

Includes 150,000 shares held jointly with Mr. Reynold’s wife, 100,000 shares of restricted stock, options to purchase 33,334 shares of common stock exercisable within 60 days, 24,551 shares of common stock held in our 401(k) Plan and 40,000 shares of vested restricted stock units for which common stock will be delivered to Mr. Reynolds in the event of termination from Methode under any circumstance.

(9)

Includes 544,000 shares of restricted stock, options to purchase 227,334 shares of common stock exercisable within 60 days, 102,827 shares of common stock held in our 401(k) Plan and  465,000 shares of vested restricted stock units.

PROPOSAL ONE
ELECTION OF DIRECTORS

A Board of ten directors will be elected at the annual meeting.  Each director will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified.  All of the nominees listed below currently serve as directors.  All of the nominees were recommended unanimously to our Board of Directors by our Nominating and Governance Committee and were nominated by our Board of Directors.  If any of these nominees is not a candidate for election at the annual meeting, an event which our Board of Directors does not anticipate, the proxies will be voted for a substitute nominee recommended to our Board of Directors by our Nominating and Governance Committee and nominated by our Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES.

Walter J. Aspatore, Chairman

Chairman Emeritus,

Amherst Partners, LLC

Director since 2008

Age 71

Mr. Aspatore has served as Chairman Emeritus of Amherst Partners, LLC, a business consulting firm, since 2010.  Prior thereto, Mr. Aspatore was Chairman of Amherst Partners from 1994 through 2010.  Mr. Aspatore has served as Chairman of our Board since September, 2012.  Prior to co-founding Amherst Partners, Mr. Aspatore served in various officer positions at diversified manufacturing and technology businesses, including Cross and Trecker Corporation, the Warner and Swasey Company, Bendix Corporation and TRW Corporation. He also served as Vice Chairman and President of Onset BIDCO, a venture capital and subordinated debt fund, from 1992 to 1994.  Mr. Aspatore also serves as a director of Mackinac Financial Corporation, a bank holding company.  Mr. Aspatore’s consulting experience and service at various consulting, manufacturing and technology businesses has resulted in continued contributions to the Board.

Warren L. Batts

Retired Chairman and Chief Executive Officer,

Tupperware Corporation

Director since 2001

Age 81

Mr. Batts is the retired Chairman and Chief Executive Officer of Tupperware Corporation, a diversified consumer products company.  Mr. Batts is also the retired Chairman of Premark International, Inc., a diversified consumer products company, where he also served as Chief Executive Officer from 1986 until 1996.  Mr. Batts has taught as an Adjunct Professor of Strategic Management at the University of Chicago Graduate School of Business since 1998.  Mr. Batts has served in the following key leadership positions: Chairman Of the Board, Cook County Health & Hospital System; Life Director and Chairman, Lurie Children's Hospital; Life Trustee, Art Institute of Chicago; Chairman, School of the Art Institute of Chicago; Life Trustee, Northwestern University; Director and Chairman, the National Association of Manufacturers; and Director, National Association of Corporate Directors.  Mr. Batts served as Chairman of our Board from 2004 to 2012.  Mr. Batts has used his corporate governance expertise, significant leadership experience and vast business knowledge to make contributions while on the Board.

Dr. J. Edward Colgate

Allen and Johnnie Breed University Professor of Design,

Department of Mechanical Engineering,

Northwestern University

Director since 2004

Age 51

Dr. Colgate is currently a Professor in the Department of Mechanical Engineering at Northwestern University, where he has served in various professor positions since 1988.  Dr. Colgate is currently the Allen and Johnnie Breed University Professor of Design.  From June 1999 until September 2000, Dr. Colgate took a sabbatical leave from Northwestern University to serve as a founder and the President of Cobotics, Inc., which is now part of Stanley Assembly Technologies, a supplier of human interface technologies for the industrial marketplace.  His research interests include human-machine systems, especially cobotics and haptic interface.  Dr. Colgate’s academic and technical background has provided the basis for continued contributions to the Board’s operations and deliberations.

Dr. Darren M. Dawson

Leroy C. and Aileen H. Paslay Dean,

College of Engineering,

Kansas State University

Director since 2004

Age 51

Dr. Dawson has served as the Dean of the College of Engineering of Kansas State University since July 1, 2014.  Prior thereto, Dr. Dawson served as a Professor in the Electrical and Computer Engineering Department at Clemson University, where he has held various professor positions since 1990.  His research interests include nonlinear control techniques for mechatronic systems, robotic manipulator systems and vision-based systems.  Dr. Dawson’s work has been recognized by several awards, including the Clemson University Centennial Professorship in 2000.  Dr. Dawson’s academic and technical background has provided the basis for continued contributions to the Board’s operations and deliberations.

Donald W. Duda

Chief Executive Officer and President,

Methode Electronics, Inc.

Director since 2001

Age 59

Mr. Duda has served as our Chief Executive Officer since May 2004 and our President since 2001.  Mr. Duda joined us in 2000 and served as our Vice President - Interconnect Products Group.  Prior to joining Methode, Mr. Duda held several positions with Amphenol Corporation, a manufacturer of electronic connectors, most recently as General Manager of its Fiber Optic Products Division from 1988 through 1998.  Mr. Duda continues to use his executive background and unique understanding of Methode to contribute to the Board.

Stephen F. Gates

Special Counsel

Mayer Brown LLP

Director since 2010

Age 68

Mr. Gates has served as Special Counsel at Mayer Brown LLP, a global law firm, since 2008.  From 2003 through 2007, Mr. Gates served as Senior Vice President and General Counsel of ConocoPhillips, a large energy company and refiner.  From 2002 through 2003, Mr. Gates was a Partner at Mayer Brown LLP, and from 2000 through 2002, Mr. Gates served as Senior Vice President and General Counsel of FMC Corporation, a diversified chemicals company.  Mr. Gates’ legal background and corporate governance expertise have led to unique contributions to the Board.

Isabelle C. Goossen

Vice President and Chief Financial Officer,

Chicago Symphony Orchestra Association

Director since 2004

Age 62

Ms. Goossen has served as the Chief Financial Officer for the Chicago Symphony Orchestra Association since March, 2011.  Ms. Goossen has served as the Vice President for Finance and Administration for the Chicago Symphony Orchestra Association since 2001.  From 1986 through 1999, Ms. Goossen held several management positions with Premark International, Inc., a diversified consumer products company, most recently as Vice President and Treasurer from 1996 through 1999.  Ms. Goossen also serves as a director of Columbian Mutual Life Insurance, a New York domestic life insurance company, and its subsidiary Columbian Life Insurance Company, an Illinois domestic life insurance company.  Ms. Goossen has used her financial expertise and management background to make continued contributions to the Board.

Christopher J. Hornung, Vice Chairman

Co-Founder

Sturbridge Capital

Director since 2004

Age 62

Mr. Hornung co-founded Sturbridge Capital, an investment fund, in January 2011, and has served as Chairman of Doskocil Manufacturing Company Inc., a producer and distributor of pet products, since January 1, 2014.  Prior thereto, Mr. Hornung served as Chief Executive Officer of Next Testing, Inc., a provider of comprehensive, sport-specific athletic testing programs, from January 2007 to November 2013.  From February 2004 through December 2006, Mr. Hornung served as President of the Pacific Cycle Division of Dorel Industries, Inc., a global consumer products company.  Prior to the acquisition of Pacific Cycle by Dorel Industries Inc., Mr. Hornung served as the Chairman and Chief Executive Officer of Pacific Cycle.  Mr. Hornung is a recipient of the Ernst & Young Entrepreneur of the Year Award and serves on an advisory board of the University of Wisconsin School of Business.  His executive and entrepreneurial experience as well as his expertise regarding international sourcing and distribution has resulted in continued contributions to the Board.

Paul G. Shelton

Retired Vice President and Chief Financial Officer,

FleetPride, Inc.

Director since 2004

Age 64

Mr. Shelton retired in 2003 as Vice President and Chief Financial Officer of FleetPride Inc., an independent heavy-duty truck parts distributor.  From 1981 through 2001, Mr. Shelton served in various management positions at AMCOL International Corporation, a supplier of specialty minerals and chemicals, most recently as Senior Vice President from 1994 through 2001 and Chief Financial Officer from 1984 through 2001.  Mr. Shelton serves on two private company boards and was a former member of the board of directors of AMCOL International Corporation and four private companies.  Mr. Shelton has used his executive, financial and board experience to contribute to the operations and deliberations of the Board.

Lawrence B. Skatoff

Retired Executive Vice President and Chief Financial Officer,

BorgWarner Inc.

Director since 2004

Age 74

Mr. Skatoff retired in 2001 as Executive Vice President and Chief Financial Officer of BorgWarner Inc., a manufacturer of highly engineered systems and components for the automotive industry.  Prior to joining BorgWarner Inc., Mr. Skatoff was Senior Vice President and Chief Financial Officer of Premark International, Inc., a diversified consumer products company, from 1991 through 1999. Before joining Premark, Mr. Skatoff was Vice President-Finance of Monsanto Company, a worldwide manufacturer of chemicals and pharmaceuticals.  Mr. Skatoff’s executive experience and financial background has led to continued contributions to the Board.

PROPOSAL TWO
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is directly responsible for the appointment, termination, compensation, evaluation and oversight of our independent registered public accounting firm.  Our Audit Committee has selected Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending May 2, 2015, subject to ratification of the selection by our shareholders.  Ernst & Young has served as our independent registered public accounting firm for many years and is considered to be well qualified.

Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

If our shareholders do not ratify the selection of Ernst & Young, our Audit Committee will reconsider the selection.  Even if the selection is ratified, our Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Methode and our shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF OUR AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE
APPROVAL OF THE METHODE ELECTRONICS, INC.
2014 OMNIBUS INCENTIVE PLAN

On July 15, 2014, our Board of Directors, on the recommendation of our Compensation Committee, adopted the Methode Electronics, Inc. 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”), subject to the approval of our shareholders. The 2014 Incentive Plan provides for discretionary grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and performance units to key employees and directors. The 2014 Incentive Plan will be effective upon the approval of our shareholders.

The 2014 Incentive Plan is intended to align the interests of our eligible directors and employees with the interests of our shareholders, recognize the contributions made by our directors and employees,  provide additional incentives to our directors and employees to promote the success of our businesses, and improve our ability to attract and retain qualified employees and directors.

We currently grant equity incentive awards in the form of stock options, restricted stock and restricted stock units under the Methode Electronics, Inc. 2010 Stock Plan and the Methode Electronics, Inc. 2007 Stock Plan.  As of May 3, 2014, 476,000 and 108,321 shares were available for future issuance under the 2010 Stock Plan and the 2007 Stock Plan, respectively.  The 2014 Incentive Plan provides that upon approval of the 2014 Incentive Plan by our shareholders, no further awards shall be granted under the 2010 Stock Plan or 2007 Stock Plan.

Approval of the 2014 Incentive Plan for Purposes of Section 162(m)

The 2014 Incentive Plan has been structured in such a manner that awards may satisfy the requirements of “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Qualified Performance-Based Awards”). In general, under Section 162(m), in order for Methode to be able to deduct compensation in excess of $1 million paid in any one fiscal year to our Chief Executive Officer or any of our next three most highly compensated executive officers (other than the Chief Financial Officer), such compensation must qualify as “performance-based compensation.” Stock options and SARs granted under the 2014 Incentive Plan will generally qualify as Qualified Performance-Based Awards. Other awards that we grant may qualify as Qualified Performance-Based Awards if the payment or vesting of the award is subject to the achievement of one or more performance goals.

Section 162(m) requires that the material terms of Qualified Performance-Based Awards be disclosed to and approved by our shareholders no less frequently than every five years.  For purposes of Section 162(m), these material terms include the individuals eligible to receive compensation, a description of the performance criteria on which the performance goals are based, and the maximum amount of compensation that can be paid to an employee under the performance goal.  Information regarding each of these terms is set forth below under the headings “Eligibility,” “Award Limits” and “Performance-Based Awards.”

We are seeking shareholder approval of this proposal to have the flexibility to grant Qualified Performance-Based Awards under the 2014 Incentive Plan that may be fully deductible for federal income tax purposes. However, even if our shareholders approve the 2014 Incentive Plan, there can be no guarantee that awards granted under the 2014 Incentive Plan will be treated as qualified performance-based compensation under Section 162(m).  Furthermore, the Compensation Committee continues to have authority to grant or approve awards or compensation that are not exempt from the limits on deductibility under Section 162(m).

Alignment of Interests

The Compensation Committee believes that our incentive compensation program aligns the interests of our officers, directors and key employees with our shareholders’ interests by providing for capital accumulation through awards of restricted stock, restricted stock units and stock options.  The 2014 Incentive Plan will enable us to continue to achieve this objective by providing us with the ability to continue granting various types of incentive awards, which we believe will help us continue to attract, retain, and motivate officers, directors and key employees.

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Determination of Share Amounts. In determining the terms of the 2014 Incentive Plan and the number of shares available for grant under the 2014 Incentive Plan, our Compensation Committee considered a number of factors, including competitive market practices, potential dilution to our current shareholders and the size, purpose and frequency of our historical equity grants.

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Historical Equity Award Burn Rate.  Our annual equity grant rate, or burn rate, for fiscal 2011, 2012, 2013 and 2014 was 3.33%, 0.83%, 0.51%, 0.50%, respectively.  The burn rate is the ratio of the number of shares of common stock underlying awards granted under our equity compensation plans during a fiscal year to the weighted average number of shares of common stock outstanding at the corresponding fiscal year-end.  The burn rate is higher in fiscal 2011 because of performance-based restricted stock award and incremental time-based restricted stock unit grants made in that year under a five-year equity award program.  Details regarding these awards are set forth below under “Compensation Discussion and Analysis − Five-Year Equity Award Program Launched in Fiscal 2011.”

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Current and Projected Overhang Percentage.  As of May 3, 2014, we had 1,701,681 shares of common stock subject to shares underlying outstanding awards or available for issuance under future equity awards under our equity compensation plans, which represented an overhang of approximately 4.9%.  If the 2014 Incentive Plan is approved, an additional 3,000,000 shares available for issuance would increase the overhang to 10.3%.  Methode calculates “overhang” as (a) the total of shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

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Anticipated Duration. The shares available for issuance under the 2014 Incentive Plan is expected to satisfy Methode’s equity compensation needs through at least the 2018 Annual Meeting.

Additional Reasons Why Shareholders Should Approve the 2014 Incentive Plan

The Company views its use of stock-based awards as an essential element of the Company’s compensation program and one of the most effective means of ensuring that our directors and employees have a continuing stake in our long-term success.  The 2014 Incentive Plan contains certain restrictions that the Company believes further the objectives of the 2014 Incentive Plan and reflect sound corporate governance principles:

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Dividends on performance-based stock awards and dividend equivalents on performance-based stock unit awards are paid only to the extent the awards vest.

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Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, the term cannot exceed ten years from the date of grant and dividend equivalents are prohibited.

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Shares that are used to pay the stock option exercise price or tax withholding on an option or SAR cannot be used for future grants under the 2014 Incentive Plan.

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Except in connection with a change of control or other significant corporate transaction, the repricing of stock options or SARs without shareholder approval is prohibited.

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Awards to employees are subject to the following minimum vesting requirements: (i) stock options, SARs and performance-based restricted stock, restricted stock units or performance units − at least one year; and (ii) time-based restricted stock, restricted stock units or performance units − at least three years, with no more frequent than ratable vesting over the vesting period.  The minimum vesting requirements are not applicable in the event vesting is accelerated under certain circumstances such as death or disability, and the 2014 Incentive Plan includes a carve-out from the minimum vesting requirements for up to ten percent (10%) of the number of shares authorized for issuance under the 2014 Incentive Plan.

Summary of the 2014 Incentive Plan

The following is a summary of the 2014 Incentive Plan. It is qualified in it is entirety by reference to the full text of the 2014 Incentive Plan, which is attached as Exhibit A to this proxy statement. Shareholders are encouraged to review the 2014 Incentive Plan carefully.

Administration.  Our Compensation Committee will administer the 2014 Incentive Plan.  All determinations of our Compensation Committee are final and binding on all participants.  Our Compensation Committee has discretionary authority to interpret the terms of the 2014 Incentive Plan, to determine eligibility for and grant awards, and to adopt rules, forms and guidelines, among other matters. In certain circumstances, the Compensation Committee may delegate authority to one or more of its members or to any other person.

Type of Awards.  The 2014 Incentive Plan provides for the grant of equity awards of nonqualified stock options (“NSOs”), incentive stock options (“ISOs”), restricted stock, restricted stock units and stock appreciation rights (“SARs”), any of which may be performance-based awards.  In addition, the 2014 Incentive Plan provides for the grant of cash-based incentive compensation in the form of performance unit awards (“Performance Units”).  Each award will be evidenced by an award agreement containing such terms and provisions, consistent with the 2014 Incentive Plan, as the Compensation Committee may approve.

Eligibility.  Directors, officers and key employees of Methode or any of its subsidiaries or affiliates are eligible to participate in the 2014 Incentive Plan.  The Compensation Committee will determine which eligible persons will receive awards and the terms of such awards.  The number of persons eligible to participate in the 2014 Incentive Plan is estimated to be approximately 4,500.  Historically, the Compensation Committee has not granted awards to more than thirty people in any fiscal year.

Number of Shares of Common Stock Available.  The number of shares of our common stock that may be issued under the 2014 Incentive Plan is 3,000,000, less one share for every one share of common stock issued or issuable pursuant to awards made after May 3, 2014 under the 2007 Stock Plan or 2010 Stock Plan.  Awards that may be settled only in cash will not reduce the number of shares available for issuance under the 2014 Incentive Plan.

Shares issuable under the 2014 Incentive Plan may be authorized but unissued shares or treasury shares.  If any award granted under the 2014 Incentive Plan (or, after May 3, 2014, an award under the 2007 Stock Plan or 2010 Stock Plan) expires, terminates, is forfeited or cancelled, is settled in cash in lieu of shares of common stock, or is exchanged for a non-stock award under certain circumstances, the shares subject to the award will again be available for issuance under the 2014 Incentive Plan.

The following shares of common stock shall not become available again for grant under the 2014 Incentive Plan:

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shares used to pay the exercise price for stock options awarded under the 2014 Incentive Plan (or, after May 3, 2014, to pay the exercise price of a stock option awarded under the 2007 Stock Plan or 2010 Stock Plan);

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shares used to satisfy tax withholding requirements for stock options or SARs awarded under the 2014 Incentive Plan (or, after May 3, 2014, to satisfy tax withholding requirements for stock options or SARs awarded under the 2007 Stock Plan or 2010 Stock Plan);

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shares subject to a stock-settled SAR awarded under the 2014 Incentive Plan (or, after May 3, 2014, a stock-settled SAR under the 2007 Stock Plan or 2010 Stock Plan), that are not issued upon settlement; and

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shares reacquired by the Company on the open market using cash proceeds from the exercise of stock options awarded under the 2014 Incentive Plan (or, after May 3, 2014, stock options awarded under the 2007 Stock Plan or 2010 Stock Plan).

The number of shares issuable under the 2014 Incentive Plan is subject to adjustment in the event of any recapitalization, stock split, stock dividend, consolidation, rights offering, extraordinary cash dividend, separation, reorganization, liquidation or any corporate transaction affecting the corporate structure or shares of Methode.  In each case, the Compensation Committee will make adjustments it deems necessary to preserve the intended benefits under the 2014 Incentive Plan.

Award Limits.  The 2014 Incentive Plan imposes the following limitations, subject to adjustment as provided for in the 2014 Incentive Plan:

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Stock options and SARs.  The maximum aggregate number of shares of common stock for which stock options or SARs may be granted to any participant in any calendar year shall be 1,500,000.

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Qualified Performance-Based Awards of Restricted Stock and Restricted Stock Units.  The maximum aggregate number of shares of common stock that may be delivered to any participant in any calendar year under awards of restricted stock or restricted stock units that are Qualified Performance-Based Awards shall be 1,000,000 determined as of the date of delivery.

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Qualified Performance-Based Awards of Performance Units.  The maximum aggregate amount that may be paid to any participant in any calendar year under awards of performance units that are Qualified Performance-Based Awards shall be $20,000,000, determined as of the date of payout.

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Dividends or Dividend Equivalents on Qualified Performance-Based Awards of Restricted Stock or Restricted Stock Units.  The maximum aggregate amount that may be paid to any participant in any calendar year as a dividend or dividend equivalent on a Qualified Performance-Based Award of restricted stock or restricted stock units shall be $5,000,000, determined as of the date of payout.

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ISOs.  The maximum number of shares of common stock for which awards may be granted pursuant to ISOs shall be 3,000,000.

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Non-Employee Director Awards.  The maximum grant date fair market value of all awards granted to any non-employee director during any calendar year shall not exceed $400,000.

Nonqualified Stock Options.  The 2014 Incentive Plan provides for the granting of NSOs to any of our directors, officers or key employees. The Compensation Committee shall determine the number of shares subject to the NSO as well as its terms and conditions, provided that (i) the exercise price of each NSO will not be less than the closing sales price of our common stock on the date of grant (“Grant Date Fair Market Value”), (ii) each NSO will expire no more than ten years from the date of the grant, and (iii) a participant will have no rights of a shareholder prior to the date it is settled in shares of common stock. Dividends or dividend equivalents are not permitted to be paid on NSOs.

Unless our Compensation Committee otherwise determines, the option period for an NSO will expire upon forfeiture or the earliest of:  (1) ten years after the date of grant; (2) three months after termination of employment for any reason other than cause, death, disability or retirement on or after age 65; (3) three months after a non-employee director’s termination as a board member for any reason other than cause, death, disability or retirement on or after age 65; (4) immediately upon termination of employment or service on the board of directors for cause; or (5) thirty-six months after termination of employment or service on the board on account of death, disability or retirement on or after age 65.  At the discretion of the Compensation Committee, these periods may be tolled during any period in which the exercise would violate applicable law.

Incentive Stock Options.  The 2014 Incentive Plan provides for the granting of ISOs to any of our employees.  The Compensation Committee shall determine the number of shares subject to an ISO as well as its terms and conditions, provided that (i) the exercise price of each ISO will not be less than the Grant Date Fair Market Value and, if the ISO is granted to an employee who owns more than 10% of our outstanding voting securities (a “Significant Stockholder”), the exercise price will be 110% of the Grant Date Fair Market Value, (ii) each ISO will expire no more than ten years from the date of the grant, unless the ISO is granted to a Significant Stockholder, in which case it will expire no later than five years from the date of grant, and (iii) a participant will have no rights of a shareholder prior to the date it is settled in shares of common stock. Dividends or dividend equivalents are not permitted to be paid on ISOs.  In the event that the aggregate fair market value (determined at the time of grant) of the shares of common stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under all of our stock option plans) exceeds $100,000, the portion of the ISO that exceeds this  limit will be converted into an NSO.

Unless our Compensation Committee otherwise determines, the option period for an ISO will expire upon forfeiture or the earliest of:  (1) ten years after the date of grant (five years in the case of a Significant Stockholder); (2) three months after termination of employment for any reason other than cause, death or disability; (3) immediately upon termination of employment for cause; or (4) twelve months after death or disability.

Stock Appreciation Rights.  The 2014 Incentive Plan provides for the granting of SARs to any director, officer or key employee.  An SAR will entitle the participant to surrender any then exercisable portion of the SAR, and in exchange, receive a number of shares of common stock with a fair market value equal to the product of (1) the excess of the closing sales price of our common stock on the date of surrender over the Grant Date Fair Market Value, and (2) the number of shares of common stock subject to such SAR.  SARs may be exercisable during a period established by our Compensation Committee.  The Compensation Committee may allow participants to be paid in cash instead of shares of common stock.  Dividends or dividend equivalents are not permitted to be paid on SARs.

Restricted Stock.  The 2014 Incentive Plan permits the granting of awards of shares of restricted stock to any director, officer or key employee.  Awards of shares of restricted stock may be issued without payment.  Upon completion of a vesting period, if any, and the fulfillment of any required conditions, restrictions upon the shares of restricted stock expire and new certificates representing unrestricted shares of common stock are issued to the participant.  Generally, the holder of restricted stock will have the right to vote the shares.  The Compensation Committee may provide that restricted stock shall earn dividends or dividend equivalents, subject to such terms, conditions, limitations and restrictions as the Compensation Committee may establish.  For all performance-based restricted stock awards, any dividends or dividend equivalents will not be payable unless and until, and only to the extent that, the relevant performance goals and all other conditions applicable to the restricted stock award have been achieved or satisfied.

Restricted Stock Units. The 2014 Incentive Plan permits the granting of awards of restricted stock units to any director, officer or key employee.  In the case of an award of restricted stock units, no shares of common stock or other property will be issued at the time the award is granted.  Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units, the award shall be settled and such settlement may be made in shares of common stock, cash or a combination, as provided in the award agreement.  The Compensation Committee may provide that restricted stock units shall earn dividends or dividend equivalents, subject to such terms, conditions, limitations and restrictions as the Compensation Committee may establish.  For all performance-based restricted stock unit awards, any dividends or dividend equivalents will not be payable unless and until, and only to the extent that, the relevant performance goals and all other conditions applicable to the award have been achieved or satisfied.

Performance Units.  The 2014 Incentive Plan permits the granting of awards of Performance Units to any director, officer or key employee.  Each Performance Unit shall have an initial value equal to a dollar amount determined by the Compensation Committee. The Compensation Committee shall set performance goals that, depending on the level of achievement, shall determine the number of Performance Units that shall be settled and paid to the participant.  A Performance Unit shall be settled in cash or in shares of common stock or in a combination thereof, as specified in the applicable award agreement.

Performance-Based Awards.  Our Compensation Committee may grant awards, including restricted stock and restricted stock units, that are subject to the achievement of performance goals.  Such awards may or may not constitute Qualified Performance-Based Awards.

Following the completion of each performance period, our Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period.  No award or portion of an award that is subject to the satisfaction of any condition will be considered to be earned or vested until our Compensation Committee certifies in writing that the conditions to which the distribution, earning or vesting of the award is subject have been achieved.  During the performance period, our Compensation Committee may not increase the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions.

The payment of Qualified Performance-Based Awards under the 2014 Incentive Plan will be based upon the participant attaining performance goals related to one or more performance criteria selected by our Compensation Committee from among the following measures:  (1) book value or book value per share; (2) stock price (including growth in price or total shareholder return); (3) sales (including net or gross, reflected in dollars or volume); (4) cash flow (including funds from operations); (5) operating income; (6) gross or net income; (7) pre-tax income; (8) earnings (either in the aggregate or on a per-share basis); (9) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization before taxes (including EBIT and EBITDA); (10) economic value added; (11) expenses/costs; (12) gross or net margins; (13) gross or net profits; (14) gross or net revenues; (15) return measures (including return on net sales, return on assets or net assets, return on equity, return on investment, return on capital employed, return on invested capital, gross profit return on investment, gross margin return on investment, cash flow returns); (16) market share; (17) debt measures (including debt service or debt leverage); (18) profitability ratios; (19) working capital; (20) operational performance measures (including productivity, safety, product lines, product development, sales results, economic value added, cost reduction measures, customer service or satisfaction, employee satisfaction or strategic innovation); (21) transactions relating to acquisitions or divestitures; (22) assets; (23) financings; (24) market capitalization; (25) measures of personal targets, goals or objectives (including succession and hiring projects, completion of specific acquisitions, divestitures, reorganizations or other corporate transactions or capital-raising transactions, expansion, improvement or development of specific business operations or product lines, management of inventory or receivables, implementing tax planning or other business or financial strategies or initiatives, meeting budgets, pursuit of formal education, participation in executive training or leadership programs, supervision of litigation or management of information technology systems); (26) internal enterprise value (the product of the last twelve (12) months EBITDA times the “historic multiple of EBITDA” adjusted for cash, short-term investments on hand, debt and preferred stock at the end of the measurement period. The “historic multiple of EBITDA” is determined by dividing (i) the product of the average price per share of common stock for the year of measurement (adjusted for cash, short-term investments on hand, debt and preferred stock at the end of the measurement period) times the average number of shares of common stock outstanding during the year of measurement, by (ii) the actual EBITDA for the corresponding year. Internal enterprise value can be based on a gross value or a per share of common stock basis); or (27) external enterprise value (the fair market value per share of common stock as determined by a bona fide offer for the purchase of Methode’s common stock outstanding (including any stock equivalents convertible to Common Stock)).

The performance criteria may (i) relate to the performance of Methode or any subsidiary or affiliate as a whole or any business unit or division of Methode or any subsidiary or affiliate or any combination thereof, (ii) be compared to the performance of one or more other companies, or published or special index, (iii) be absolute or based on change in the performance criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) be based on GAAP or non-GAAP calculations; (v) relate to or be compared to one or more other performance criteria, or (vi) any combination of the foregoing.

Unless otherwise determined by the Compensation Committee at the time of grant, the Compensation Committee shall have the authority to specify adjustments or modifications to be made to the calculation of any applicable performance goals based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures and the related costs and expenses; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in Methode’s fiscal year, provided that the exercise of such authority would not cause any Qualified Performance-Based Award to fail to qualify as “performance-based compensation” under Section 162(m).

Vesting.  Except as provided below, awards to employees are subject to minimum vesting requirements.  Stock options, SARs, performance-based restricted stock, performance-based restricted stock units and performance units are subject to minimum vesting period of one year.  Time-based restricted stock and restricted stock units are subject to minimum vesting period of three years, with no more frequent than ratable vesting.  The minimum vesting requirements are not applicable in the event vesting is accelerated under certain circumstances such as death or disability.  The Compensation Committee shall be permitted to make such awards, or accelerate such vesting, in a manner that does not comply with these minimum vesting requirements, up to an aggregate of ten percent (10%) of the number of shares authorized for issuance under the 2014 Incentive.

Unless our Compensation Committee provides otherwise in the award agreement, the following vesting provisions shall apply:

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time-based awards will generally vest 33 1/3% after one year, 66 2/3% after two years and 100% after three years;

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if a participant’s employment is terminated due to death or disability, all awards shall become vested and for this purpose, the target level of performance shall be deemed to have been achieved under all performance-based awards;

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if a participant’s employment is terminated due to retirement on or after such participant’s sixty-fifth birthday or retirement on or after his or her fifty-fifth birthday with consent of the Compensation Committee then, (i) all performance-based awards shall, as of the end of the performance period, vest based on actual performance on a pro rata basis based on the date of termination, and (ii) all time-based awards shall vest pro rata based on the month of termination; and

•

awards to non-employee directors will become fully vested if the individual ceases to be a director for any reason, other than removal for cause.

Except as provided below in connection with a change of control, if a participant’s employment terminates for any other reason, in general, any awards that are not yet vested are immediately and automatically forfeited; provided, however, that in certain circumstances, the Compensation Committee has the discretion to take such action as it deems equitable or in the best interests of Methode, including, fully vesting an award.

Change in Control.  Unless our Compensation Committee provides otherwise in the award agreement, the following provisions shall apply in the event of a change in control:

•

The successor entity may elect to continue, assume or replace some or all outstanding awards, provided that in such case, either (i) appropriate adjustments are made to the number and type of securities subject to the award and the applicable exercise prices to preserve the intrinsic values of the awards, or (ii) the participant receives a comparable equity-based award that preserves the intrinsic value of the award and provides for a vesting or exercisability schedule that is the same as or more favorable as the original award.

•

If awards are continued, assumed or replaced, and if within one year after the change in control a participant experiences a termination of employment for any reason other than cause, then (i) unvested stock options and SARs shall immediately become exercisable in full and (ii) unvested restricted stock awards, restricted stock units and performance units will become immediately vested and non-forfeitable.  For purposes of (ii), the target level of performance shall be deemed to have been achieved under all performance-based awards.

•

If outstanding awards are not continued, assumed or replaced, then (i) unvested stock options and SARs shall immediately become exercisable in full and (ii) unvested restricted stock awards, restricted stock units and performance units will become immediately vested and non-forfeitable.  For purposes of (ii), the target level of performance shall be deemed to have been achieved under all performance-based awards.

Under the 2014 Incentive Plan, the following events shall constitute a change of control: (i) subject to certain exceptions, any person or entity becomes the beneficial owner of more than 50% of the total voting power of common stock then outstanding; (ii) a majority of the members of Methode’s board of directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the board; (iii) a merger, consolidation or similar transaction where Methode’s shareholders immediately prior to such transaction do not own 50% of the combined voting power of the surviving entity or its parent, in each case, in substantially the same proportion as the ownership of Methode’s shareholders prior to such transaction; or (iv) the consummation of a sale, transfer or liquidation of all or substantially all of the assets of Methode and its subsidiaries.

Cashouts.  In the event of certain extraordinary corporate transactions, our Compensation Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding awards for the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of common stock upon or in respect of such event.  However, in each case, with respect to any ISO, no such adjustment may be made that would cause the 2014 Incentive Plan to violate Section 422 of the Code (or any successor provision).

Clawbacks.  Awards granted under the 2014 Incentive Plan are subject to the terms of Methode’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law.

Funding.  In general, Methode is not required to establish trusts or purchase or segregate assets in a manner that would provide the participants with any rights that are greater than those of a general creditor of Methode.  In the event of a “change of control,” however, Methode may establish a “Rabbi Trust” for purposes of securing payment.

Withholding Taxes.  The Compensation Committee may, in its discretion and subject to such rules as it may adopt, permit or require a participant to pay all or a portion of the federal, state and local taxes arising in connection with any awards by having Methode withhold shares, tendering back shares or delivering other previously acquired shares having a fair market value approximately equal to the amount to be withheld.

Federal Tax Consequences.  The following brief description of the tax consequences of awards under the 2014 Incentive Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

Incentive Stock Options.  A grantee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the grantee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the grantee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and we are not entitled to a federal income tax deduction.  The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.  If a grantee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the grantee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the grantee has held the ISO shares prior to disposition. In the year of a disqualifying disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes as a result of the disposition.

Nonqualified Stock Options.  A grantee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such option, the grantee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. We receive an income tax deduction in an amount equal to the ordinary income that the grantee recognizes upon the exercise of the NSO.

Restricted Stock.  A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.  A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.  We receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards.  In the case of an exercise of an SAR or an award of restricted stock units or performance units, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Amendment; Termination.  Our board of directors may amend the 2014 Incentive Plan at any time, but may not materially adversely affect the rights of participants with respect to any outstanding awards without the consent of participants.  If our board wishes to increase the limitations on the shares available under the 2014 Incentive Plan, it will seek approval of our shareholders.  Our board may not amend the provision of the 2014 Incentive Plan that requires shareholder approval before repricing an award.  The 2014 Incentive Plan will terminate ten years after its adoption by our board of directors; provided, however, that our board of directors may terminate the 2014 Incentive Plan at any time.

New Plan Benefits.  All awards to be granted in the future under the 2014 Incentive Plan are at the discretion of the Compensation Committee.  As such, it is not possible to determine the benefits or the amounts to be received under the 2014 Incentive Plan by Methode’s directors, officers or employees.

Equity Compensation Plan Information

The following table provides information about shares of our common stock that may be issued upon exercise of stock options, conversion of restricted stock units or granting of stock awards under all of our existing equity compensation plans as of May 3, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	592,360	$11.24	584,321
Equity compensation plans not approved by security holders	–	–	–
Total	592,360	$11.24	584,321

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE METHODE ELECTRONICS, INC. 2014 OMNIBUS INCENTIVE PLAN.

PROPOSAL FOUR
ADVISORY APPROVAL OF METHODE’S EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules.

As described under “Executive Compensation – Compensation Discussion and Analysis,” we seek to align the interests of our executives with the interests of our shareholders and reward performance.

The advisory vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers as disclosed in this proxy statement.  The vote is advisory, which means that the vote is not binding on Methode, our Board of Directors or our Compensation Committee.  Although this vote is nonbinding, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making decisions concerning executive compensation.

Shareholders may vote for or against the following resolution, or may abstain from voting.  The affirmative vote of a majority of the shares present or represented at the annual meeting and entitled to vote is required to approve the proposed resolution.

We ask our shareholders to approve the following resolution:

“RESOLVED, that the compensation of Methode’s named executive officers, as disclosed in Methode’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure, is hereby approved.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors.  Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  Our Board has determined that each member of our Audit Committee meets the requirements as to independence, experience and expertise established by the New York Stock Exchange.  In addition, our Board has determined that Mr. Skatoff is an audit committee financial expert as defined by the SEC.  In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended May 3, 2014 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed and discussed with our independent registered public accounting firm, Ernst & Young, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

The Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young the firm’s independence from management and Methode and considered the compatibility of nonaudit services with the firm’s independence.

Our Audit Committee discussed with our internal auditors and Ernst & Young the overall scope and plans for their respective audits.  Our Audit Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.  The Committee also discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees - Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, the Committee recommended to our Board of Directors (and our Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 3, 2014 filed with the SEC.

AUDIT COMMITTEE

Lawrence B. Skatoff, Chairman

Walter J. Aspatore

Stephen F. Gates

Isabelle C. Goossen

Paul G. Shelton

Auditing and Related Fees

Our Audit Committee engaged Ernst & Young to examine our consolidated financial statements for the fiscal year ended May 3, 2014.  Fees paid to Ernst & Young for services performed during the 2014 and 2013 fiscal years were as follows:

	Fiscal 2014	Fiscal 2013
Audit Fees (1)	$1,660,283	$1,437,848
Tax Fees (2)	$24,091	$251,847
Total	$1,684,374	$1,689,695

(1)

Audit fees represent aggregate fees billed for professional services rendered by Ernst & Young for the audit of our annual financial statements and review of our quarterly financial statements, audit services provided in connection with other statutory and regulatory filings and consultation with respect to various accounting and financial reporting matters.

(2)	For fiscal 2014 and 2013, tax fees primarily included fees for a tax compliance and for a transfer pricing study, respectively.

Pre-Approval Policy

Our Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services provided by Ernst & Young and shall not engage Ernst & Young to perform non-audit services proscribed by law or regulation.  In fiscal 2014, 100% of audit and non-audit services were approved by the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the key elements of our executive compensation program, including an analysis of compensation awarded to, earned by or paid to our named executive officers in fiscal 2014.  For fiscal 2014, our named executive officers included Donald Duda, Chief Executive Officer; Douglas Koman, Chief Financial Officer; Thomas Reynolds, Chief Operating Officer; Timothy Glandon, Vice President and General Manager, North American Automotive; and Joseph E. Khoury, Vice President and General Manager, European Automotive.

Executive Summary

Our Compensation Committee strives to reward performance and align our executives’ interests with those of our shareholders.  At our 2013 annual meeting, our shareholders approved our fiscal 2013 executive compensation with approximately 96% of voted shares cast in favor of the say-on-pay resolution.  For fiscal 2014, the principal elements of our executive compensation program included salary, a performance-based annual cash bonus, stock options, limited perquisites and welfare benefits.

In fiscal 2011, our Compensation Committee adopted a five-year equity award program which runs through fiscal 2015.  This program continues to serve as a key component of our executive compensation program.  This five-year program includes performance-based restricted stock awards (“RSAs”), restricted stock units (“RSUs”) and performance-based tandem cash awards (“Tandem Cash Awards”).   The vesting of the RSAs and the Tandem Cash Awards will depend on our fiscal 2015 performance.  The time-based RSUs vest annually through fiscal 2015.  Details regarding these awards, including the threshold and target levels of performance under the RSA and Tandem Cash Awards, are set forth below.  (See “Five-Year Equity Award Program Launched in Fiscal 2011”.)

In June and July of 2013, after considering the report of The Delves Group, an executive compensation consulting firm, and the 2012 say-on-pay results, our Compensation Committee reviewed our executive compensation program, and made certain key decisions regarding fiscal 2014 compensation, as described below.

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The Compensation Committee considered our Chief Executive Officer’s salary for fiscal 2014 in light of the fact that he had not received a salary increase in eight years and his salary was 16% lower than the median salary level reflected in our compensation consultant’s report.  The Compensation Committee also noted that Methode’s revenues increased 11.8% from fiscal 2012 to 2013 and that Methode expected revenue to increase significantly in fiscal 2014.  Based on these considerations, the Compensation Committee increased our Chief Executive Officer’s salary for fiscal 2014 by 16%.  The Compensation Committee also considered the salaries of our other named executive officers for fiscal 2014, and noted that the majority of such officers had not received a salary increase for five years before the preceding year’s increase and were also below median salary levels reflected in our compensation consultant’s report.  The Compensation Committee increased the salaries of our other named executive officers as follows: Mr. Koman and Mr. Kill, 16%; Mr. Glandon, 3%; Mr. Khoury, 29%; and Mr. Reynolds, 23%.

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The Compensation Committee made fiscal 2014 annual performance-based cash bonus awards.  The Compensation Committee determined that the amount payable to our Chief Executive Officer at the target level of performance would remain at 100% of salary.  In addition, the Compensation Committee determined that the amount payable at the target level of performance would remain at 66% of salary for Messrs. Koman, Glandon, and Reynolds.  The Compensation Committee increased the amount payable to Mr. Khoury at the target level of performance from 60% to 66% of salary.

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For all of our named executive officers, 70% of the fiscal 2014 annual performance-based cash bonus award depends on a pre-tax income measure (as adjusted for certain compensation expenses).  Each of our named executive officers earned the maximum bonus under the fiscal 2014 annual performance-based cash bonus awards.

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Our Compensation Committee granted awards of stock options to our named executive officers.  As contemplated by our five-year equity award program, the number of options granted to each named executive officer equaled the number of options granted to such executive officer in fiscal 2011, 2012 and 2013.

Our Compensation Committee reviewed our peer group in March 2014, and our executive compensation program in June and July of 2014.  After considering information provided by Frederic W. Cook & Co., Inc., the Compensation Committee’s independent executive compensation consulting firm, and certain other factors, the Compensation Committee made certain key decisions regarding fiscal 2015 executive compensation, as described below.

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The Compensation Committee adopted a new peer group to be used in executive compensation benchmarking for fiscal 2015.  This peer group consists of 15 companies, 8 of which were included in our fiscal 2014 peer group of 14 companies.  The peer group was changed in light of the Company’s significant growth over the past two years.

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The Compensation Committee considered fiscal 2015 salaries for our named executive officers.  The Compensation Committee noted the significant increase in the Company’s revenues from fiscal 2013 to fiscal 2014, discussed retention issues, reviewed advice from its compensation consultant regarding market practices and considered Mr. Duda’s recommendations (for officers other than himself).  The Compensation Committee analyzed the appropriate guideline target to be used for salaries as compared to companies in the peer group and comparable companies within the applicable surveys.  After review, the Compensation Committee decided to expand the guideline target for salaries from approximately the 50th percentile to between the 50th and the 75th percentile.  The Compensation Committee reaffirmed that in setting salaries and other compensation for executive officers, the Compensation Committee’s guidelines should be considered together with other relevant factors, including the individual performance, skills and experience of each executive, internal pay equity issues, and the Company’s performance.  After deliberation, and in light of the Company’s strong fiscal 2014 performance, the Compensation Committee increased Mr. Duda’s salary for fiscal 2015 by 3.5%.  Upon the recommendation of Mr. Duda and after deliberation, the Compensation Committee increased the fiscal 2015 salaries of our other named executive officers as follows: Mr. Koman, 9.2%, Mr. Reynolds, 11.8%, Mr. Glandon, 9.3%; and Mr. Khoury, 16.2%.

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In light of the Company’s strong fiscal 2014 performance, the Compensation Committee awarded the named executive officers discretionary cash bonuses in the following amounts: Mr. Duda, $115,000, Mr. Koman, $90,000, Mr. Reynolds, $90,000, Mr. Glandon, $50,000; and Mr. Khoury, $65,000.

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The Compensation Committee made fiscal 2015 annual performance-based cash bonus awards.  For all of our named executive officers, 70% of the annual performance-based cash bonus will continue to be based on a pre-tax income measure (as adjusted for certain compensation expenses, acquisitions and related expenses and divestitures and related gains/losses and expenses). The Compensation Committee increased the maximum amount payable with respect to the pre-tax income measure from 150% to 200% of the amount payable at the target level of performance.

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The Compensation Committee granted awards of stock options to our named executive officers.  As contemplated by our five-year equity award program, the number of options granted to each named executive officer equaled the number of options granted to such executive officer in fiscal 2011, 2012, 2013 and 2014.

Our executive compensation program contains components and features that are designed to align the interests of our named executive officers with our shareholders’ interests.  For example,

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Our executives do not participate in pension plans or receive other post-retirement benefits, nor do they generally have employment or severance agreements (other than in connection with a change in control).

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We maintain “double-trigger” change of control agreements and the executives are only entitled to a severance payment following termination of employment for good reason or without cause subsequent to a change in control.

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Our long-term incentive program includes a balanced mix of performance-based RSAs and Tandem Cash Awards, RSUs and stock options.

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Our annual bonuses are performance based.

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We disclose the performance measures for our fiscal 2011 RSAs and Tandem Cash Awards and our fiscal 2014 performance-based annual bonuses in this Compensation Discussion and Analysis.

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The Compensation Committee annually engages a compensation consultant to review the competitiveness and effectiveness of our executive compensation program.

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We require all of our executive officers to hold substantial amounts of our common stock.  In addition, shares of common stock underlying the RSUs will not be delivered to the executive until the earlier of the executive’s termination of employment or a change in control of Methode.

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In the event we are required to restate our financial statements due to material noncompliance, our Incentive Compensation Recoupment Policy permits us to recover from our current or former executive officers certain amounts of incentive-based compensation paid within the prior three years.

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Our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in certain transactions involving our common stock, including options trading, short sales, derivative transactions and hedging transactions.  In addition, these directors, executive officers and key employees are prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan.

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Gross-up payments in connection with a change in control will no longer be provided to our named executive officers effective May 1, 2015.

In addition, a significant amount of each of our named executive officer’s compensation is variable compensation and “at risk” for non-payment if we fail or the executive fails to meet performance targets. Consistent with our pay-for-performance philosophy, approximately 61% of our Chief Executive Officer’s fiscal 2014 compensation is composed of performance-based compensation, consisting of RSAs, Tandem Cash Awards, options and an annual cash performance bonus.

The following charts illustrate the components of fiscal 2014 compensation for our Chief Executive Officer and for our other named executive officers.

Chief Executive Officer

Other Named Executive Officers

NOTE: The percentages in these charts are based on values that differ from those disclosed in the Summary Compensation Table.  For purposes of the comparisons set forth in these charts and in consideration of the purpose and structure of our fiscal 2011 five-year equity award program, we have included one-fifth of the grant date fair value of the fiscal 2011 RSA and RSU awards as a component of fiscal 2014 compensation.  In addition, we have included one-fifth of the value of the Tandem Cash Awards, valued based on the grant date fair value of the RSAs.  In valuing the RSAs and the Tandem Cash Awards, we have assumed that the maximum performance level for each will be achieved.  The components of “Other” compensation are described in footnote 5 to the Summary Compensation Table.

We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program.

Objectives and Measurement Principles

Our executive compensation program supports our objective of enhancing shareholder value through a competitive program that attracts and retains high-quality talent and rewards executives for demonstrating strong leadership and delivering results.  Our executive compensation program is designed to:

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Provide executives with a competitive pay arrangement.

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Link short-term cash incentive pay to achievement of individual and company objectives.

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Link long-term equity and cash incentive pay to achievement of company objectives.

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Align executive interests with shareholder interests by providing for capital accumulation through awards of RSAs, RSUs and stock options and encourage significant ownership of our common stock by our executive officers.

Our Compensation Process

Our Overall Process.  Our Compensation Committee meets as often as necessary to perform its duties.  In fiscal 2014, our Compensation Committee met five times.  Our Compensation Committee typically meets with Donald Duda, Chief Executive Officer, and, where appropriate, Douglas Koman, Chief Financial Officer.

Our Compensation Committee annually engages a compensation consultant to review the competitiveness and effectiveness of our executive compensation program and annually reviews summaries of our named executive officers’ compensation.  Our Compensation Committee also annually reviews company performance relative to peers and market indices.

Our Chief Executive Officer’s compensation is determined by our Compensation Committee.  Management does not make recommendations to our Compensation Committee regarding compensation elements with respect to Mr. Duda’s compensation.  For named executive officers other than Mr. Duda, compensation packages are developed and recommended by Mr. Duda, in consultation with Mr. Koman, and based on guidelines provided by our Compensation Committee.  Our Compensation Committee determines whether to approve these recommendations, subject to any modifications that it may deem appropriate.

Role of Compensation Consultant.  The Delves Group served as the Compensation Committee’s independent compensation consultant in connection with setting fiscal 2014 compensation.  The Delves Group provided analysis and advice on the total direct compensation of our executive officers.  In addition, The Delves Group benchmarked our executive compensation program using survey data as well as data from a selected group of comparable companies.  In July 2013, The Delves Group was acquired by Towers Watson & Co., a global professional services company.

In March and June, 2013, the Compensation Committee reviewed information provided by The Delves Group addressing the independence of The Delves Group and the representatives serving the Committee.  Based on this information, the Compensation Committee concluded that the work performed by The Delves Group and its representatives involved in the engagement did not raise any conflict of interest and that The Delves Group and such representatives were independent from Methode management.

In December 2013, our Compensation Committee engaged Frederic W. Cook & Co., Inc., an executive compensation consulting firm (“FWC”) to provide compensation consulting services.  During fiscal 2014, FWC conducted a review of the executive compensation peer group used by the Compensation Committee for competitive benchmarking purposes and provided general advice on executive compensation practices and governance.  At such time, the Compensation Committee reviewed information provided by FWC addressing the independence of FWC and the representatives serving the Committee.  Based on this information, the Compensation Committee concluded that the work performed by FWC and its representatives involved in the engagement did not raise any conflict of interest and that FWC and such representatives are independent from Methode management.

Consideration of 2013 Say-on-Pay Vote Results.  At our 2013 annual meeting, our shareholders approved our fiscal 2013 executive compensation, with approximately 96% of voted shares cast in favor of the say-on-pay resolution.  Our Compensation Committee considered the results of the 2013 say-on-pay vote along with other factors when making executive compensation decisions.  In light of the long-term focus of our executive compensation program and the Compensation Committee’s satisfaction with the program, the Compensation Committee maintained our executive compensation program with the modifications described above.

Market Benchmarking and Positioning

We strive to provide compensation opportunities that are market competitive.  In order to assist the Compensation Committee achieve this objective for fiscal 2014, The Delves Group was retained to benchmark our executive compensation program using survey data as well as data from a selected group of comparable companies, which we refer to as the peer group.  The Compensation Committee considers this benchmarking information in reviewing each element of our compensation program.

The peer group used for benchmarking purposes was selected using the following criteria:

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Size as measured by revenue – we generally target companies with revenue not less than half nor more than two times our annual revenue.

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Similar-type businesses – we generally target companies that are multinational and engage in businesses with similar technology, products and markets.

In assessing the financial performance of these peer companies, our Compensation Committee considers revenue growth, net profit margins, return on equity and total shareholder return.  The peer group is updated periodically.

For compensation decisions affecting fiscal 2014 compensation, the peer group included the following companies: Bel Fuse, Inc., CTS Corporation, Franklin Electric Company, Inc., Gentex Corporation, IPG Photonics Corporation, Littelfuse, Inc., Powell Industries, Inc., Pulse Electronics Corporation, Richardson Electronics Ltd., Rogers Corporation, Semtech Corporation, SL Industries, Inc., Standard Motor Products, Inc., and Stoneridge, Inc.  In benchmarking our compensation program, The Delves Group also reviewed a 2012 General Industry Executive Compensation Survey Report Regression Analysis and a 2012 Towers Watson Top Management Report.

As a general policy, we target total direct compensation (base salary, annual cash bonus and long-term incentive compensation) for our named executive officers in the 50th to 75th percentile range.  In setting salaries and other compensation for executive officers, the Compensation Committee considers this target range, together with other relevant factors, including the individual performance and experience of each executive, internal pay equity issues, the Company’s performance and expected future contributions of each executive.  In making benchmarking determinations for fiscal 2014 compensation, the Compensation Committee assumed that each executive would achieve the target level of performance under all performance-based awards.  In addition, in valuing the fiscal 2011 RSA and RSU awards, the Compensation Committee reviewed the purpose and structure of the five-year equity award program and decided it was appropriate to include one-fifth of the value of these shares in these comparative calculations for each of fiscal 2011, 2012, 2013, 2014 and 2015.

In setting compensation for each named executive officer, our Compensation Committee also reviews historical compensation levels, internal equity and consistency factors, tenure and industry conditions.  These and other factors may affect whether total direct compensation for each of our named executive officers falls within the benchmark range.  In addition, total direct compensation for one or more of our named executive officers could be above or below the target range depending on the amounts earned under the performance-based awards.  As a general policy, we structure the named executive compensation program so that approximately 45% to 65% of total direct compensation is in the form of cash.

Consistent with our pay-for-performance philosophy, our executive compensation program is generally structured so that a significant amount of each of our named executive officers’ compensation is variable compensation and “at risk” for non-payment if we fail or the executive fails to meet performance targets.

Elements of Fiscal 2014 Compensation

Base Salary.  Our Compensation Committee establishes base salaries on an annual basis, taking into account levels of responsibility, prior experience and breadth of knowledge, potential for advancement, recent promotions, past performance, internal equity issues and external pay practices.  In general, we target fiscal 2014 annual base salaries for our named executive officers at approximately the 50th percentile among companies in our peer group and comparable companies within the applicable compensation surveys and databases.

The Compensation Committee considered our Chief Executive Officer’s salary for fiscal 2014 in light of the fact that he had not received a salary increase in eight years and his salary was 16% lower than the median salary level reflected in our compensation consultant’s report.  The Compensation Committee also noted that the Company’s revenues increased 11.8% from fiscal 2012 to 2013 and that the Company expected revenue to increase significantly in fiscal 2014.  Based on these considerations, the Compensation Committee increased our Chief Executive Officer’s salary for fiscal 2014 by 16%.  The Compensation Committee also considered the salaries of our other named executive officers for fiscal 2014, and noted that the majority of such officers had not received a salary increase for five years before the preceding year’s increase and were also below median salary levels reflected in our compensation consultant’s report.  The Compensation Committee increased the salaries of our other named executive officers for fiscal 2014 as follows: Mr. Koman and Mr. Kill, 16%; Mr. Glandon, 3%; Mr. Khoury, 29%; and Mr. Reynolds, 23%.

Annual Performance-Based Bonuses.  In July 2013, our Compensation Committee established fiscal 2014 annual performance-based cash bonus awards for all executive officers.  These awards were made pursuant to our 2010 Cash Incentive Plan. In general, we target annual bonuses for our named executive officers in the 50th to 75th percentile range among companies in our peer group and comparable companies within the applicable compensation surveys and databases.  In setting the performance measures, our Compensation Committee considered, among other matters, past performance, the fiscal 2014 operating budget, general economic conditions and Methode’s strategic plan.  After considering the benchmarking information provided by The Delves Group, the Compensation Committee determined that the amount payable to our Chief Executive Officer at the target level of performance would remain at 100% of salary.  In addition, the Compensation Committee determined that the amount payable at the target level of performance would remain at 66% of salary for Messrs. Koman, Glandon, and Reynolds.  The Compensation Committee increased the amount payable to Mr. Khoury at the target level of performance from 60% to 66% of salary.

Set forth below is an outline of the annual performance-based cash bonus awards awarded for fiscal 2014 performance, including the maximum bonus, the relevant performance measures and the bonus paid.

Executive	Maximum Bonus	Performance Measure and Amount Payable*	Bonus Paid
Donald W. Duda	$880,200

(1) Achieve consolidated pre-tax income  (as adjusted for certain compensation expenses) of between $32.5 million (threshold), $43.7 million (target) and $46.9 million (maximum).  $91,280, $456,400 and $684,600 payable at threshold, target and maximum, respectively; and

(2) Achieve $50.0 million in new business annual sales with a minimum established pre-tax margin ($195,600 payable).

			$880,200 – Achieved number (1) at maximum and achieved (2)
Douglas A. Koman	$289,575

(1) Achieve consolidated pre-tax income  (as adjusted for certain compensation expenses) of between $32.5 million (threshold), $43.7 million (target) and $46.9 million (maximum). $30,030, $150,150 and $225,225 payable at threshold, target and maximum, respectively; and

(2) Complete and present to the Board a capital structure analysis ($64,350 payable).

			$289,575 – Achieved number (1) at maximum and achieved (2)
Thomas D. Reynolds	$378,675

(1) Achieve consolidated pre-tax income  (as adjusted for certain compensation expenses) of between $32.5 million (threshold), $43.7 million (target) and $46.9 million (maximum). $39,270, $196,350 and $294,525 payable at threshold, target and maximum, respectively; and

(2) Identify and implement certain savings initiatives (design, manufacturing, price, sourcing and logistics)  in order to achieve a minimum established pre-tax margin and certain budgeted amounts. ($84,150 payable).

			$378,675 – Achieved number (1) at maximum and achieved (2)
Timothy R. Glandon	$240,570

(1) Achieve consolidated pre-tax income  as adjusted for certain compensation expenses) of between $32.5 million (threshold), $43.7 million (target) and $46.9 million (maximum). $24,948, $124,740 and $187,110 payable at threshold, target and maximum, respectively; and

(2) Identify and implement certain savings initiatives (design, manufacturing, price, sourcing and logistics)  in order to achieve a minimum established pre-tax margin and certain budgeted amounts. ($53,460 payable).

			$240,570 – Achieved number (1) at maximum and achieved (2)
Joseph E. Khoury	$267,300

(1) Achieve consolidated pre-tax adjusted income from our Malta operations of between $13.5 million Euros (threshold), $16.9 million Euros (target) and $18.2 million Euros (maximum).  $27,720, $138,600 and $207,900 payable at threshold, target and maximum, respectively; and

(2) Achieve $20.0 million in new business annual sales for Methode Europe with a minimum established pre-tax margin ($59,400 payable).

			$267,300 – Achieved number (1) at maximum and achieved (2)

*     Payouts are interpolated for performance falling  between established performance objectives.

Discretionary Cash Bonus.  From time to time, our Compensation Committee awards discretionary cash bonuses to the executive officers for exceptional or unusual performance.  Historically, such discretionary cash bonuses have been granted in connection with significant involvement in the negotiation, due diligence and integration of an acquired business, the development of a new product line or the recruitment of a significant new customer.  During fiscal 2014, none of our named executive officers were awarded a discretionary cash bonus.  In July 2014, in light of the Company’s strong fiscal 2014 performance, the Compensation Committee awarded the named executive officers discretionary cash bonuses in the following amounts: Mr. Duda, $115,000, Mr. Koman, $90,000, Mr. Reynolds, $90,000, Mr. Glandon, $50,000; and Mr. Khoury, $65,000.

Equity Awards Granted in Fiscal 2014.  As contemplated by our five-year equity award program described below, stock options were the only equity awards made to our named executive officers in fiscal 2014.  The exercise price for the options is $17.27, the closing price on the grant date, and the options vest one-third upon each of the first, second and third anniversaries of the grant date.  The number of options granted to each named executive officer equaled the number of options granted to such executive officer in each of fiscal 2011, 2012 and 2013.  Our Compensation Committee believes that equity-based compensation is one of the most effective means of ensuring that our executive officers have a continuing stake in our long-term success.  In general, we target equity awards for our named executive officers near the 75th percentile among companies in our peer group and comparable companies within the applicable compensation surveys and databases.

Other Benefits and Perquisites.  Our U.S. based executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and, as applicable, our 401(k) savings plan (with a company contribution equal to three percent (3%) of salary, subject to certain limitations), in each case on the same basis as our other employees.  Our U.S. based executive officers are also provided deferred compensation opportunities through a non-qualified Deferred Compensation Plan.  We have never contributed any amounts to the Deferred Compensation Plan on behalf of any of the named executive officers.  For a description of the Deferred Compensation Plan, please see “Executive Compensation Tables — Nonqualified Deferred Compensation,” below.  In addition, a few perquisites are provided to the named executive officers.  Perquisites include a company car allowance, professional association dues and provision for an annual physical exam.

Change in Control Payments.  We have entered into change in control agreements with all of our named executive officers, other than Mr. Khoury, that provide certain benefits upon termination in connection with a change in control event.  These agreements are designed to promote stability and continuity of senior management if a change in control event were to occur, both of which are in the best interest of Methode and our shareholders.  In the event the payments to be received in connection with a change in control occurring before May 1, 2015 exceed the safe harbor parachute amount under Section 280G of the Code by at least 25% and subject the executive to the excise tax imposed by Section 4999 of the Code, the executive will be entitled to an amount such that after payment of all taxes, the executive will be in the same after-tax position as if no excise tax had been imposed.  In the event these payments exceed the safe harbor parachute amount under Section 280G of the Code by less than 25%, the amount to be paid to the executive will be equal to the maximum amount allowable without triggering the excise tax.  In the event of a change in control occurring on or after May 1, 2015, the executives are no longer entitled to a gross-up payment.  Our change in control provisions for the named executive officers are summarized below under “Executive Compensation Tables − Potential Payments Upon Termination or Change in Control.”

Five-Year Equity Award Program Launched in Fiscal 2011

In fiscal 2011, our Compensation Committee adopted a five-year equity award program composed of performance-based RSAs, annual stock option awards, time-based RSUs, and an RSA Tandem Cash Award.  The Compensation Committee developed the five-year program in conjunction with managements’ adoption of a five-year strategic plan aimed at increasing sales and profitability.  The Compensation Committee determined that a longer term plan was appropriate due to the lengthy sales cycles and significant upfront capital requirements for the products to be developed pursuant to the strategic plan.  The Compensation Committee concluded that the mix of performance-based RSAs, annual stock option awards, time-based RSUs, and RSA Tandem Cash Awards would reward long-term performance and encourage retention.

In valuing the fiscal 2011 RSA and RSU awards for benchmarking purposes, the Compensation Committee reviewed the purpose and structure of the five-year equity award program and decided it was appropriate to include one-fifth of the value of these shares for this purpose.  As the termination date for this program approaches, the Compensation Committee will begin to consider programs or structures for future equity awards.

Set forth below is a table and discussion outlining the fiscal 2011 awards:

Name	Equity Award
	RSAs	RSUs	Stock Options
Donald W. Duda	200,000	100,000	40,000
Douglas A. Koman	80,000	40,000	16,000
Thomas D. Reynolds	100,000	50,000	20,000
Timothy R. Glandon	60,000	30,000	12,000
Joseph E. Khoury	60,000	30,000	12,000

Performance-Based RSAs.  The number of RSAs that will vest depends on Methode’s internal enterprise value at the end of fiscal 2015 (“2015 IEV”). For this purpose, 2015 IEV equals the product of (i) fiscal 2015 EBITDA and (ii) 7.5 (the historic multiple of EBITDA), subject to adjustment for cash, short-term investments, debt, preferred stock, certain equity issuances, certain acquisitions and changes in the dividend rate.  The Compensation Committee selected IEV in order to focus management on improving operating performance.  The awards reflect a threshold 2015 IEV of $429.9 million (the “Threshold”) and a target 2015 IEV of $600.9 million (the “Target”).  The following chart sets forth the portion of the RSAs that will vest based on 2015 IEV.

2015 IEV	Portion of RSAs That Will Vest
Less Than or Equal to Threshold	None
Between Threshold and Target	Fraction equal to:
Greater Than or Equal to Target	All

Dividends will not be paid on the RSAs until the shares have vested.  At such time as the shares vest, the executive is entitled to a payment based on the dividends declared during the restricted period and the number of shares earned.

In the event of an executive’s termination of employment due to death, disability or qualified retirement prior to the end of fiscal 2015, vesting will be determined based on fiscal 2015 performance, subject to proration based on the date of termination. In the event of a change of control, the RSAs are subject to vesting as described below.

In structuring these RSAs, the Compensation Committee recognized that many of Methode’s products require design-in and have long lead times before related sales and profits are realized (frequently as long as 3-5 years).  The Compensation Committee established the performance hurdles for these RSAs based on its review of management’s five-year projections.  For each executive, the RSAs granted represent approximately 40% of the shares that would have been awarded over a five-year period based on historical practices.

RSA Tandem Cash Awards.  In connection with the grant of the fiscal 2011 RSAs, the Compensation Committee granted Tandem Cash Awards to our management team. The amount payable will depend on three factors: (i) 2015 IEV; (ii) the number of RSAs awarded to the executive (the “RSA Number”); and (iii) the closing price of our common stock as of May 1, 2015 (the “Stock Price”).  The performance threshold is 2015 IEV of $600.9 million (the “Tandem Cash Threshold”) and the performance target is 2015 IEV of $726.5 million (the “Tandem Cash Target”).

The following chart sets forth the amounts payable based on 2015 IEV.

2015 IEV	Amount of Tandem Cash Awards Payable
Less Than or Equal to Tandem Cash Threshold	None
Between Tandem Cash Threshold and Tandem Cash Target	0.4 x RSA Number x Stock Price x {}
Greater Than or Equal to Tandem Cash Target	0.4 x RSA Number x Stock Price

No dividends will be paid with respect to the Tandem Cash Awards.  In the event of an executive’s termination of employment due to death, disability or qualified retirement, payment will be accelerated or made under the Tandem Cash Awards in the same manner as described above for the RSA awards.  In the event of a change of control, payment under the Tandem Cash Awards is described below.

RSUs.  The RSUs will vest 20% each year on the last day of Methode’s fiscal year and be 100% vested on the last day of fiscal 2015, provided the executive remains employed.  In order to best align the interests of management with our shareholders, shares of common stock will not be delivered to the executive until the earlier of the executive’s termination of employment or a change of control of Methode and the executive is not permitted to dispose of these RSUs prior to such event.  Dividends will not be paid on the RSUs until the units have vested.  Following vesting and until the delivery of the underlying common stock, each executive is entitled to a quarterly payment in an amount equal to the aggregate per share cash dividend paid during the quarter multiplied by the number of vested RSUs held by the executive.  For each executive, these RSUs represent approximately 20% of the shares that would have been awarded over a five-year period based on historical practices.  The Compensation Committee believes that these RSUs serve as a valuable retention vehicle.

Stock Options.  These options vest one-third upon each of the first, second and third anniversaries of the grant date.  The same number of options were granted to each named executive officer in fiscal 2014 as in each of fiscal 2011, 2012 and 2013.  It is currently anticipated that the Compensation Committee will grant the same number of options to each executive in fiscal 2015.  For each executive, the aggregate number of options expected to be awarded from fiscal 2011 through fiscal 2015 represents approximately 40% of the shares that would have been awarded over a five-year period based on historical practices.

Change of Control – Impact on Equity Awards.  In the event of a change of control, the number of RSAs that vest and the amount payable under the RSA Tandem Cash Awards will depend on Methode’s external enterprise value as of the date of the change of control (the “EEV”).  For this purpose, EEV shall equal the fair market value of Methode as determined by the bona fide offer for the purchase of Methode’s common stock in the proposed change of control transaction.  The following chart sets forth the portion of the RSAs that will vest based on EEV.

EEV	Portion of RSAs That Will Vest
Less Than or Equal to Threshold	None
Between Threshold and Target	Vested RSA: Fraction equal to:
Greater Than or Equal to Target	All

The following chart sets forth the amounts payable under the RSA Tandem Cash Awards in connection with a change of control based on EEV.  For this purpose, the stock price equals the common stock per share consideration paid in connection with the change of control.

EEV	Amount of Tandem Cash Awards Payable
Less Than or Equal to Tandem Cash Threshold	None
Between Tandem Cash Threshold and Tandem Cash Target	0.4 x RSA Number x Stock Price x {}
Greater Than or Equal to Tandem Cash Target	0.4 x RSA Number x Stock Price

In the event of a change of control, all unvested RSUs and stock options will become immediately and fully vested.

Significant Policies and Procedures

Stock Ownership Policy.  Our Compensation Committee considers stock ownership by management to be an important means of linking management’s interests with those of our shareholders.  After considering the importance of stock ownership, our Compensation Committee maintains stock ownership guidelines for our executive officers.  The amount of stock required to be owned increases with the level of responsibility.  The requirements are subject to a phase-in period in the event of a new hire or a promotion.  Our Chief Executive Officer is expected to own stock with a value at least equal to six (6) times his base salary and our Chief Financial Officer and Chief Operating Officer are expected to own stock with a value at least equal to three (3) times their base salary.  All other executive officers are expected to own stock with a value at least equal to two (2) times their base salary.  Vested RSAs, vested RSUs granted prior to fiscal 2011 and vested and unvested RSUs granted in fiscal 2011 are included in the calculation of stock ownership for purposes of these guidelines.  The value of each executive officer’s common stock holdings is determined as of the end of each fiscal year based on the average daily closing price of Methode’s common stock for such fiscal year.  All of our named executive officers were in compliance with our stock ownership guidelines for fiscal 2014.

Insider Trading Policy.  Our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in certain transactions involving our common stock, including options trading, short sales, derivative transactions and hedging transactions.  In addition, these directors, executive officers and key employees are prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan.

Policy With Respect to Deductibility of Compensation.  Section 162(m) of the Code generally denies corporate tax deductions for annual compensation exceeding $1 million paid to certain employees (generally the chief executive officer and the three other most highly compensated executive officers of a public company, but excluding the chief financial officer), unless that compensation qualifies as performance-based compensation under a shareholder approved plan and meets certain other technical requirements.  While it is the general intention of our Compensation Committee to maximize deductibility, our Compensation Committee seeks to make decisions that are in the best interest of Methode and its shareholders, even if those decisions do not result in full deductibility under Section 162(m).  Our Compensation Committee and Mr. Duda have worked together to diminish the amount of non-deductible compensation paid to Mr. Duda.  As part of this process, Mr. Duda has agreed to defer significant amounts of compensation through fiscal 2015 and beyond.

Clawback Policy.  In the event we are required to restate our financial statements due to material noncompliance, our Incentive Compensation Recoupment Policy permits us to recover from our current or former executive officers certain amounts of incentive-based compensation paid within the prior three years.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Paul G. Shelton, Chairman

Warren L. Batts

Darren M. Dawson

Isabelle C. Goossen

Christopher J. Hornung

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation awarded to, earned by or paid by us to, or for the account of, our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (the “named executive officers”) for the four fiscal years ended May 3, 2014.

Name and Principal Position	Year (1)	Salary ($)(2)	Stock Awards ($) (3)		Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)
			RSAs (4)	RSUs (5)
Donald W. Duda President and Chief Executive Officer	2014	664,538	0	0	335,600	880,200	265,433	2,145,771
	2013	560,168	0	0	165,200	168,050	102,303	995,721
	2012	560,168	0	0	170,800	188,000	89,401	1,008,369
	2011	560,168	1,940,000	970,000	207,600	376,000	244,117	4,297,885
Douglas A. Koman Chief Financial Officer, Vice President, Corporate Finance	2014	331,250	0	0	134,240	289,575	27,570	782,635
	2013	275,975	0	0	66,080	92,170	24,057	458,281
	2012	266,000	0	0	68,320	75,622	26,268	436,210
	2011	266,000	776,000	388,000	83,040	157,000	28,663	1,698,703
Thomas D. Reynolds Chief Operating Officer and Senior Vice President	2014	433,173	0	0	167,800	378,675	31,749	1,011,397
	2013	342,375	0	0	82,600	68,607	27,435	521,017
	2012	330,000	0	0	85,400	96,500	23,979	535,879
	2011	330,000	970,000	485,000	103,800	231,000	33,340	2,153,140
Timothy R. Glandon Vice President and General Manager, North American Automotive	2014	275,192	0	0	100,680	240,570	25,663	642,105
	2013	259,725	0	0	49,560	52,040	23,192	384,516
	2012	250,312	0	0	51,240	72,500	21,376	395,428
	2011	250,312	582,000	291,000	62,280	87,000	27,849	1,300,441
Joseph E. Khoury Vice President and General Manager, European Automotive (8)	2014	309,787	0	0	100,680	267,300	22,835	700,601

(1)

Fiscal 2011 compensation information is included in order to provide information regarding the performance-based RSAs and time-based RSU’s awarded under our five-year equity award program launched in fiscal 2011 described in more detail above in Compensation Discussion and Analysis -- Five-Year Equity Award Program Launched in Fiscal 2011.

(2)	The salary for fiscal 2014 reflects a period of 53 weeks.
(3)

Reflects the fair value at the date of grant.  The value is calculated in accordance with Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”).  Details of the assumptions used in valuing these awards are set forth in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 3, 2014.

(4)

Reflects the grant-date fair value of performance-based restricted stock, which vests as of the end of fiscal 2015 if we have met certain financial targets based upon our internal enterprise value.  Does not reflect any amounts payable pursuant to the corresponding tandem cash awards.  Amounts paid under the tandem cash awards, if any, will be reflected in the Summary Compensation Table for fiscal 2015 in the column titled “Non-Equity Incentive Plan Compensation.”

(5)

Reflects the grant-date fair value of restricted stock units, which vest 20% each year on the last day of Methode’s fiscal year through fiscal 2015, provided that the named executive officer remains a Methode employee.  The restricted stock units are not eligible to be converted into common stock until a change in control or the executive officer leaves Methode.

(6)	Amounts reflect annual performance-based cash bonuses.
(7)	Amounts included in All Other Compensation reflect the following for fiscal 2014:

Executive	Vested RSU Dividends ($)	401(k) Contribution ($)	Life Insurance ($)	Car Allowance ($)	Membership/Club Dues ($)	Executive Physical ($)
Mr. Duda	85,500	7,800	2,366	9,600	0	9,746
Mr. Koman	7,200	7,800	2,121	9,600	849	0
Mr. Reynolds	9,000	7,800	1,969	9,000	230	3,750
Mr. Glandon	5,400	7,800	563	8,400	50	3.450
Mr. Khoury	5,400	0	0	16,139	0	1,296

For Mr. Duda, also includes $150,420 paid pursuant to the 2007 Amended Cash Bonus Agreement.  These bonuses were based on increases in our stock price and were fully vested in 2007.  Payment under the Amended Cash Bonus Agreement was deferred until deductible by Methode under Section 162(m).

(8)

Mr. Khoury was not a named executive officer in fiscal 2011, 2012 or 2013.  Mr. Khoury is a German resident and we pay Mr. Khoury’s cash compensation in Euros.   For purposes of the above table, Mr. Khoury’s cash compensation was converted from Euros to U.S. Dollars using the average exchange rate for fiscal 2014 (1.3469 Euros to the U.S. Dollar).

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended May 3, 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)
Donald W. Duda	7/1/2013	91,280	652,000	880,200	40,000	17.27	335,600
Douglas A. Koman	7/1/2013	30,030	214,500	289,575	16,000	17.27	134,200
Thomas D. Reynolds	7/1/2013	39,270	280,500	378,675	20,000	17.27	167,800
Timothy R. Glandon	7/1/2013	24,948	178,200	240,570	12,000	17.27	100,680
Joseph E. Khoury	7/1/2013	27,720	198,000	267,300	12,000	17.27	100,680

(1)

Reflects annual performance-based cash bonus awards pursuant to the Methode Electronics, Inc. 2010 Cash Incentive Plan.   The executive officers’ bonus amounts are based on achieving certain performance measures. Amounts earned in fiscal 2014 by the executive officers under this award are reported in “Compensation Discussion and Analysis” and in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”  Details regarding these awards, including the relevant performance measures, are set forth in “Compensation Discussion and Analysis.”

(2)	Reflects options granted pursuant to the 2010 Stock Plan. One-third of these options vest on each of the first, second and third anniversaries of the grant date. These options have a ten-year life.
(3)	Reflects the closing price of our common stock on the grant date.
(4)

Amounts represent the fair value as of the date of grant calculated in accordance with ASC 718.  Details of the assumptions used in valuing these options are set forth in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 3, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding the outstanding equity awards of the named executive officers at May 3, 2014.

Name	Option Awards(1)						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Donald W. Duda	60,690 40,000 26,667 13,333 0	(5) (6) (7) (8) (9)	0 0 13,333 26,667 40,000	(5) (6) (7) (8) (9)	6.46 9.24 10.70 8.64 17.27	7/9/2019 10/14/2020 7/12/2021 7/2/2022 7/1/2023	20,000	584,000	200,000	5,840,000
Douglas A. Koman	16,000 10,667 5,333 0	(6) (7) (8) (9)	0 5,333 10,667 16,000	(6) (7) (8) (9)	9.24 10.70 8.64 17.27	10/14/2020 7/12/2021 7/2/2022 7/1/2023	8,000	233,600	80,000	2,336,000
Thomas D. Reynolds	0 0 0	(7) (8) (9)	6,666 13,333 20,000	(7) (8) (9)	10.70 8.64 17.27	7/12/2021 7/2/2022 7/1/2023	10,000	292,000	100,000	2,920,000
Timothy R. Glandon	12,000 8,000 4,000 0	(6) (7) (8) (9)	0 4,000 8,000 12,000	(6) (7) (8) (9)	9.24 10.70 8.64 17.27	10/14/2020 7/12/2021 7/2/2022 7/1/2023	6,000	175,200	60,000	1,752,000
Joseph E. Khoury	8,000 4,000 0	(7) (8) (9)	4,000 8,000 16,000	(7) (8) (9)	10.70 8.64 17.27	7/12/2021 7/2/2022 7/1/2023	6,000	175,200	60,000	1,752,000

(1)	One-third of these options vest on each of the first, second and third anniversaries of the grant date.
(2)	Reflects restricted stock units granted in 2010. These restricted stock units vest 20% each year on the last day of Methode’s fiscal year, becoming 100% vested on the last day of fiscal 2015.
(3)	Calculated based on the closing price of Methode’s common stock on May 2, 2014 (the last business day of fiscal 2014) of $29.20 per share.
(4)	These performance-based restricted stock awards granted in 2010 vest as of the end of fiscal 2015, provided certain financial targets are satisfied.
(5)	These options were granted in 2009.
(6)	These options were granted in 2010.
(7)	These options were granted in 2011.
(8)	These options were granted in 2012.
(9)	These options were granted in 2013.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by the named executive officers and the vesting of restricted stock units during fiscal 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Donald W. Duda	164,310	4,559,167	20,000	584,000
Douglas A. Koman	95,000	1,930,677	8,000	233,600
Thomas D. Reynolds	139,999	5,325,373	10,000	292,000
Timothy R. Glandon	60,000	1,739,156	6,000	175,200
Joseph E. Khoury	57,000	1,606,770	6,000	175,200

(1)	Calculated based on market value of Methode’s common stock at the time of exercise, minus the exercise cost.
(2)

Reflects restricted stock units granted on November 8, 2010.  These restricted stock units vest 20% each year on the last day of Methode’s fiscal year, becoming 100% vested on the last day of fiscal 2015.

(3)	Calculated based on the closing price of Methode’s common stock on May 2, 2014 (the last business day of fiscal 2014) of $29.20 per share.

Nonqualified Deferred Compensation

The following table sets forth certain information regarding deferred compensation with respect to the named executive officers for fiscal 2014.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($) (2)	Aggregate Balance at Last Fiscal Year-End ($)
Donald W. Duda	0	0	6	30,017	30,956
Douglas A. Koman	60,455	0	67,159	0	941,606
Thomas D. Reynolds	0	0	10,550	0	78,779
Timothy R. Glandon	0	0	14,464	0	105,648
Joseph E. Khoury	0	0	0	0	0

(1)

All executive contributions were reported as compensation in the “Summary Compensation Table” under the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns, depending on the source of the executive contribution.

(2)	Reflects distributions in accordance with the terms of each executive’s deferral election.

The Methode Electronics, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) allows a select group of management and highly compensated employees to defer up to 75% of their annual base salary, 100% of their annual bonus, and/or 100% of their RSA tandem cash bonus, if applicable, with an aggregate minimum deferral of $3,000. The minimum period of deferral is three years. Participants are immediately 100% vested.

In addition to employee-directed deferrals, we may make contributions to the Deferred Compensation Plan to make up for limits applicable under our qualified plans and may make additional discretionary contributions as well. Participants shall vest in company contributions in accordance with the schedule set forth in the applicable agreement or plan governing such contributions. We made no contributions to the Deferred Compensation Plan in fiscal 2014.

Participants may elect from a list of certain mutual funds to determine any amounts credited or debited from their accounts, although we are under no obligation to invest the deferred amounts in any specified fund. This list is made available to all participants and account balances are credited or debited based on the current market rates for these funds. Participants may reallocate account balances and/or future deferrals on a daily basis.

Participants are entitled to receive a distribution from their account balances at the earlier of the end of the elected deferral period or retirement, disability, termination of employment or a change in control. Accounts are distributed in a lump sum or, in certain circumstances, in installments over a period of up to 15 years. Participants can also petition the Compensation Committee to receive a full or partial payout from the Deferred Compensation Plan in the event of an unforeseeable financial emergency.

Potential Payments Upon Termination or a Change in Control

In the event our named executive officers are terminated or Methode undergoes a change in control, our named executive officers are entitled to certain payments under their change in control agreements, our stock plans and certain other benefit plans.

The following table summarizes payments payable to our named executive officers upon a change in control or the executive’s death, disability or qualified retirement under our outstanding equity and cash bonus awards:

Type of Award	Termination Scenario
	Change in Control	Death, Disability or Qualified Retirement (1)
Annual Performance-Based Cash Bonus	Payment of pro rata portion based on performance to date	Payment of pro rata portion based on performance to date
Options	Immediate vesting of outstanding option awards	Immediate vesting of outstanding option awards
Restricted Stock Units	Immediate vesting of all restricted stock units	No acceleration of vesting
Restricted Stock Awards

Vest based on Methode’s external enterprise value as of the date of the change in control

Upon vesting, also entitled to a payment based on the dividends declared during the restricted period and the number of shares vested

To vest based on fiscal 2015 performance, subject to proration based on the date of termination (no vesting until fiscal 2015 performance is determined)

Upon vesting, also entitled to a payment based on the dividends declared during the restricted period and the number of shares vested

Tandem Cash Awards	Vest based on Methode’s external enterprise value as of the date of the change in control	To vest based on fiscal 2015 performance, subject to proration based on the date of termination (no vesting until fiscal 2015 performance is determined)

(1)	An executive’s qualified retirement occurs at or after age 65, or after age 55 with our consent.

Messrs. Duda, Koman, Reynolds and Glandon are parties to a change of control agreement with the Company.  Mr. Khoury is not a party to a change of control agreement. Pursuant to these change in control agreements, if within two years of a change in control or during a period pending a change in control, we terminate the executive’s employment without good cause or the executive voluntarily terminates his employment for good reason, the executive is entitled to the following:

•

a lump sum payment in an amount equal to three times (two times in the case of Messrs. Reynolds and Glandon) the executive’s annual salary;

•

a lump sum payment equal to three times (two times in the case of Messrs. Reynolds and Glandon) the lesser of: (a) the executive’s target bonus amount for the fiscal year in which executive’s employment termination occurs, or (b) the bonus the executive earned in the prior fiscal year;

•

continued participation in our welfare benefit plans for three years (two years in the case of Messrs. Reynolds and Glandon) or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits; and

•

in the event the payments to be received by the executive officer in connection with a change in control occurring before May 1, 2015 exceed the tax code safe harbor parachute amount under Section 280G of the Code by at least 25% and subject the executive to the excise tax imposed by Section 4999 of the Code, the executive will be entitled to an amount such that after payment of all taxes, the executive will be in the same after-tax position as if no excise tax had been imposed (executives are not entitled to a gross-up payment for payments made in connection with a change in control occurring on or after May 1, 2015).

The following table shows the potential payments payable to our named executive officers upon termination or a change in control of Methode.  As a German resident, Mr. Khoury is entitled to payments under the Dismissal Protection Act in certain circumstances.  The amounts shown assume that such termination was effective as of May 2, 2014 (the last business day of our 2014 fiscal year), and reflect the price of our common stock on such date ($29.20).  The table below does not reflect amounts payable to our named executive officers pursuant to plans or arrangements that are available generally to all of our salaried employees, such as payments under the 401(k) Plan, the life insurance plan, the disability insurance plan and the vacation pay policy, payment of accrued base salary and accrued bonuses and, in the case of Mr. Khoury, payments under the German Dismissal Protection Act.  In addition, the table does not reflect the distribution of each officer’s account balance in our Deferred Compensation Plan or the delivery of common stock underlying outstanding vested restricted stock units.  For purposes of this table, we have assumed that our Compensation Committee has elected to accelerate all awards in each instance in which acceleration is subject to the discretion of our Compensation Committee.

Name	Termination Scenario (on 4/26/2013)	Salary and Bonus Severance ($)	Pro Rata Payment of Annual Performance-Based Bonus ($)	Vesting of Option Awards ($)	Vesting of Restricted Stock Unit Awards ($)	Vesting of Restricted Stock and Tandem Cash Awards ($) (1)	Health and Welfare Benefits ($) (2)	Excise Tax and Gross-Up ($)
Donald W. Duda	Upon Change in Control (3)	--	168,050	1,272,113	584,000	6,040,000	--	3,412,200
	Termination for Good Reason/Without Cause Following Change in Control (4)	3,912,000	--	--	--	--	62,968	1,997,727
	Death, Disability or Qualified Retirement	--	652,000	1,272,113	--	4,807,706	--	--
Douglas A. Koman	Upon Change in Control (3)	--	92,170	508,833	233,600	2,416,000	--	1,424,361
	Termination for Good Reason/Without Cause Following Change in Control (4)	1,618,500	--	--	--	--	41,898	799,097
	Death, Disability or Qualified Retirement	--	214,500	508,833	--	1,923,083	--	--
Thomas D. Reynolds	Upon Change in Control (3)	--	68,607	636,047	292,000	3,020,000	--	1,504,963
	Termination for Good Reason/Without Cause Following Change in Control (4)	1,411,000	--	--	--	--	41,979	682,797
	Death, Disability or Qualified Retirement	--	280,500	636,047	--	2,403,853	--	--
Timothy R. Glandon	Upon Change in Control (3)	--	52,040	381,640	175,200	1,812,000	--	980,164
	Termination for Good Reason/Without Cause Following Change in Control (4)	896,400	--	--	--	--	41,979	451,638
	Death, Disability or Qualified Retirement	--	178,200	381,640	--	1,442,312	--	--
Joseph E. Khoury	Upon Change in Control (3)	--	44,825	381,640	175,200	1,812,000	--	--
	Termination for Good Reason/Without Cause Following Change in Control (4)	--	--	--	--	--	--	--
	Death, Disability or Qualified Retirement	--	44,825	381,640	--	1,442,312	--	--

(1)

In the event of a change in control, the RSAs and tandem cash awards vest based on our external enterprise value as of the date of the change in control.  For purposes of this table, external enterprise value is calculated using the closing price of our stock on May 2, 2014 ($29.20).  In the event of an executive’s death, disability or qualified retirement, the RSAs and tandem cash awards vest based on fiscal 2015 performance, subject to proration based on the date of the executive’s termination.  For purposes of this table, we have assumed that the maximum performance level will be achieved with respect to the RSAs and the tandem cash awards.  Amounts include an amount equal to the cash dividends declared during the period from the date of grant thru May 2, 2014, multiplied by the number of RSAs vested.

(2)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the executive under our health and welfare benefit plans.
(3)	Reflects amounts payable upon a change in control where the executive’s employment continues.
(4)	These amounts are in addition to amounts payable under the preceding row “Upon Change in Control.”

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws, our directors and executive officers are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC.  Specific due dates for these reports have been established and we are required to disclose in this proxy statement if a director or executive officer filed a late report.  During fiscal 2014, all such reports were timely filed.  In making these disclosures, we have relied solely on written representations of our directors and executive officers and copies of the reports filed with the SEC.

Shareholder Proposals

Our Corporate Secretary must receive shareholder proposals no later than March 31, 2015 to be considered for inclusion in our proxy materials for our next annual meeting.  Additionally, our advance notice by-law provisions require that any shareholder proposal to be presented from the floor of the next annual meeting must be received by our Corporate Secretary not later than the 60th day nor earlier than the 90th day prior to September 18, 2015 (the first anniversary of the preceding year’s annual meeting). If the date of our next annual meeting is more than 30 days before or more than 60 days after September 18, 2015, shareholder proposals must be delivered no earlier than the 90th day prior to such annual meeting date and not later than the later of the 60th day prior to such annual meeting date or the 10th day following our public announcement of the meeting date for such annual meeting.  Also, such proposal must be, under law, an appropriate subject for shareholder action in order to be brought before the meeting and must contain the information required by the advance notice by-law provision.  These notices should be directed to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Other Matters

Neither our Board of Directors nor management knows of any other business that will be presented at the annual meeting.  Should any other business properly come before the annual meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Walter J. Aspatore

Chairman

Chicago, Illinois

July 29, 2014

METHODE ELECTRONICS, INC.
2014 Omnibus incentive plan

1.

Preamble.

Methode Electronics, Inc., a Delaware corporation (the “Company”), hereby establishes the Methode Electronics, Inc. 2014 Omnibus Incentive Plan (the “Plan”) as a means whereby the Company may, through awards of (i) incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, (ii) non-qualified stock options (“NSOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock (“Restricted Stock”); (v) restricted stock units (“Restricted Stock Units”) and (vi) performance units (“Performance Units”):

(a)

provide selected officers, directors and employees with additional incentive to promote the success of the Company’s business;

(b)

encourage such persons to remain in the service of the Company; and

(c)

enable such persons to acquire proprietary interests in the Company.

2.

Definitions and Rules of Construction.

2.01

Definitions.

(a)

“2007 Stock Plan” means the Methode Electronics, Inc. 2007 Stock Plan.

(b)

“2010 Stock Plan” means the Methode Electronics, Inc. 2010 Stock Plan.

(c)

“Affiliate” means any entity in which, in the opinion of the Committee, the Company has a significant economic interest during any period.

(d)

“Award” means the grant of Options, SARs, Restricted Stock, Restricted Stock Units, and/or Performance Units to a Participant.

(e)

“Award Date” means the date upon which an Award is granted to a Participant under the Plan.

(f)

“Board” or “Board of Directors” means the board of directors of the Company.

(g)

“Cause” means:

(i)

Participant’s conviction of a felony;

(ii)

Participant’s commission of any act or acts of personal dishonesty intended to result in personal enrichment to Participant to the detriment of the Company;

(iii)

a failure to perform assigned duties, provided that such failure has continued for more than ten (10) days after the Board of Directors or the Chief Executive Officer of the Company has given written notice of such failure and of the Company’s intention to terminate Participant’s employment because of such failure;

(iv)

any willful misconduct by the Participant which affects the business reputation of the Company;

(v)

breach in any material respect by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Affiliate or Subsidiary; or

(vi)

Participant’s violation of the Company’s code of conduct.

The Participant shall be considered to have been discharged for “Cause” if the Company determines, within thirty (30) days after the Participant’s resignation, that discharge for Cause was warranted.

(h)

“Change of Control” shall be deemed to have occurred on the first to occur of any of the following:

(i)

any one “person” or more than one person acting as a “group” becomes the “beneficial owner” (as such terms are used in the Exchange Act) of more than fifty percent (50%) of the total voting power of Common Stock then outstanding; provided, however, that any acquisition by the Company, any entity controlled by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change of Control of the Company; or

(ii)

a majority of the members of the Company’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board of Directors before the date of the appointment or election; or

(iii)

the consummation of a merger, consolidation or similar transaction involving the Company where, immediately after the consummation of such transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either of the following, in each case, in substantially the same proportion as the ownership of the Company’s stockholders prior to such transaction: (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction; or

(iv)

the consummation of a sale, transfer or liquidation of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Section 409A of the Code if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section  1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A of the Code.

(i)

“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

(j)

“Committee” means the Compensation Committee of the Board of Directors.

(k)

“Common Stock” means common stock of the Company, par value $.50 per share.

(l)

“Company” means Methode Electronics, Inc., a Delaware corporation, and any successor thereto.

(m)

“Covered Employee” means an employee who is, or as determined by the Committee may become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(n)

“Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

(o)

“Fair Market Value” means as of any date, (i) if the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, the New York Stock Exchange, the closing sales price for such stock as quoted on the principal exchange or system on which the Common Stock is listed or, if no sales occurred on that date, the next trading day on which actual sales occurred, or (ii) in the absence of an established market for the Common Stock of the type described in (i) above, the Fair Market Value shall be determined by the Committee in good faith.

(p)

“Family Members” mean with respect to an individual, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the individual’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the individual) control the management of assets, and any other entity in which these persons (or the individual) own more than 50% of the voting interests.

(q)

“ISO” means an incentive stock option within the meaning of Section 422 of the Code.

(r)

“NSO” means a non-qualified stock option which is not intended to qualify as an incentive stock option under Section 422 of the Code.

(s)

“Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

(t)

“Option Price” means the price per share of Common Stock at which an Option may be exercised.

(u)

“Participant” means an individual to whom an Award has been granted under the Plan.

(v)

“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (1) book value or book value per share; (2) stock price (including growth in price or total shareholder return); (3) sales (including net or gross, reflected in dollars or volume); (4) cash flow (including funds from operations); (5) operating income; (6) gross or net income; (7) pre-tax income; (8) earnings (either in the aggregate or on a per-share basis); (9) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization before taxes (including EBIT and EBITDA); (10) economic value added; (11) expenses/costs; (12) gross or net margins; (13) gross or net profits; (14) gross or net revenues; (15) return measures (including return on net sales, return on assets or net assets, return on equity, return on investment, return on capital employed, return on invested capital, gross profit return on investment, gross margin return on investment, cash flow returns); (16) market share; (17) debt measures (including debt service or debt leverage); (18) profitability ratios; (19) working capital; (20) operational performance measures (including productivity, safety, product lines, product development, sales results, economic value added, cost reduction measures, customer service or satisfaction, employee satisfaction or strategic innovation); (21) transactions relating to acquisitions or divestitures; (22) assets; (23) financings; (24) market capitalization; (25) measures of personal targets, goals or objectives (including succession and hiring projects, completion of specific acquisitions, divestitures, reorganizations or other corporate transactions or capital-raising transactions, expansion, improvement or development of specific business operations or product lines, management of inventory or receivables, implementing tax planning or other business or financial strategies or initiatives, meeting budgets, pursuit of formal education, participation in executive training or leadership programs, supervision of litigation or management of information technology systems); (26) internal enterprise value (the product of the last twelve (12) months EBITDA times the “historic multiple of EBITDA” adjusted for cash, short-term investments on hand, debt and preferred stock at the end of the measurement period. The “historic multiple of EBITDA” is determined by dividing (i) the product of the average price per share of Common Stock for the year of measurement (adjusted for cash, short-term investments on hand, debt and preferred stock at the end of the measurement period) times the average number of shares of Common Stock outstanding during the year of measurement, by (ii) the actual EBITDA for the corresponding year. Internal enterprise value can be based on a gross value or a per share of Common Stock basis); or (27) external enterprise value (the fair market value per share of Common Stock as determined by a bona fide offer for the purchase of the Company’s Common Stock outstanding (including any stock equivalents convertible to Common Stock)).

Any Performance Criteria may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary or Affiliate as a whole or any business unit or division of the Company or any Subsidiary or Affiliate or any combination thereof, (ii) be compared to the performance of one or more other companies, or published or special index, (iii) be absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) be based on GAAP or non-GAAP calculations; (v) relate to or be compared to one or more other Performance Criteria, or (vi) any combination of the foregoing.

(w)

“Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a segment, division, business unit, product or product line of the Company, or an individual.  The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.

(x)

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

(y)

“Performance Unit” means a dollar denominated unit awarded to a Participant pursuant to Section 10 of the Plan.

(z)

“Plan” means the Methode Electronics, Inc. 2014 Omnibus Incentive Plan, as set forth herein and from time to time amended.

(aa)

“Qualified Performance-Based Award” means an Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and is designated as a Qualified Performance-Based Award pursuant to Section 11 hereof.

(bb)

“Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

(cc)

“Restricted Stock Unit” means a share-denominated unit awarded to a Participant pursuant to Section 8 of the Plan.

(dd)

“SAR” means a stock appreciation right issued to a Participant pursuant to Section 9 of the Plan.

(ee)

“SEC” means the Securities and Exchange Commission.

(ff)

“Subsidiary” means any entity during any period of which the Company owns or controls more than 50% of:  (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

2.02

Rules of Construction.

(a)

Governing Law and Venue.  The construction and operation of the Plan are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction, and any litigation arising out of the Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

(b)

Undefined Terms.  Unless the context requires another meaning, any term not specifically defined in the Plan is used in the sense given to it by the Code.

(c)

Headings.  All headings in the Plan are for reference only and are not to be utilized in construing the Plan.

(d)

Conformity with Section 162(m).  All Qualified Performance-Based Awards are intended to qualify as performance-based compensation under Section 162(m) of the Code to which the applicable remuneration limits of Section 162(m)(1) of the Code do not apply, and all provisions of the Plan relating to such Awards shall be construed in conformity with this intention.

(e)

Conformity with Section 409A.  Awards under the Plan are intended to comply with Section 409A of the Code or an exception to Section 409A of the Code, and all provisions of the Plan shall be construed in conformity with this intention.  To the extent required by Section 409A of the Code, any reference to “separation from service,” “termination of employment,” “discharge,” “resignation,” or “retirement” shall not be sufficient to constitute a payment event for purposes of Section 409A of the Code unless such event also constitutes a “separation from service” within the meaning of Section 409A of the Code.

If a Participant is a “specified employee” within the meaning of Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of the Participant’s separation from service, to the extent any payment under the Plan constitutes deferred compensation within the meaning of the Code (after taking into account any applicable exemptions from Section 409A of the Code) that is payable upon a separation from service, then, to the extent required by Section 409A of the Code, no payments due under the Plan may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, on the first day of the seventh month following the Participant’s separation from service.

Notwithstanding any provision of the Plan or any agreement evidencing an Award to the contrary, in the event that the Committee determines that any Award may not or does not comply with Section 409A of the Code, the Board of Directors may adopt such amendments to the Plan and the agreement evidencing the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board of Directors determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.  If the Plan or an Award fails to meet the requirements of Section 409A of the Code, neither the Company nor any of its Affiliates shall have any liability for any tax penalty or interest imposed on a Participant by Section 409A of the Code, and the Participant shall have no recourse against the Company or any of its Affiliates for payment of any such tax, penalty, or interest imposed by Section 409A of the Code.

(f)

Conformity with Section 422.  Any ISOs issued under the Plan are intended to qualify as incentive stock options described in Section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention.  Any NSOs issued under the Plan are not intended to qualify as incentive stock options described in Section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

(g)

Gender.  Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons of any gender.

(h)

Singular and Plural.  Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

(i)

Severability.  If any provision of the Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.

Stock Subject to the Plan.

3.01

General Limitation. Subject to adjustment as provided in Section 15 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under the Plan may not exceed 3,000,000 shares, less one share for every one share of Common Stock issued or issuable pursuant to awards made after May 3, 2014 under the 2007 Stock Plan or 2010 Stock Plan.  Upon the approval of the Plan by the Company’s stockholders, no further awards shall be granted under the 2007 Stock Plan or 2010 Stock Plan.  Reserved shares may be either authorized but unissued shares or treasury shares, in the Board’s discretion.  If all or any portion of any Award (or, after May 3, 2014, an award under the 2007 Stock Plan or 2010 Stock Plan), shall terminate, expire, be cancelled or forfeited, settled in cash in lieu of shares of Common Stock, or be exchanged with the Committee’s approval, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock (other than a cancellation within the meaning of Code Section 162(m)), new Awards may thereafter be awarded with respect to such shares. Any shares of Common Stock tendered (by either actual delivery or attestation) or withheld to (i) pay the Option Price of an Option granted under the Plan (or, after May 3, 2014, to pay the option price of an option under the 2007 Stock Plan or 2010 Stock Plan) or (ii) satisfy tax withholding obligations associated with an Option or SAR granted under the Plan (or, after May 3, 2014, to satisfy tax withholding obligations associated with an option or stock appreciation right under the 2007 Stock Plan or 2010 Stock Plan), shall not become available again for grant under the Plan. Any shares of Common Stock that were subject to a stock settled SAR granted under the Plan (or, after May 3, 2014, a stock-settled stock appreciation right under the 2007 Stock Plan or 2010 Stock Plan), that were not issued upon the exercise of such SAR shall not become available for grant under the Plan. In addition, any shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or, after May 3, 2014, options under the 2007 Stock Plan or 2010 Stock Plan) shall not become available for grant under the Plan.

3.02

Section 162(m) Limitations. Subject to adjustment as provided in Section 15 hereof, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply:

(a)

the maximum aggregate number of shares of Common Stock for which Options or SARs may be granted to any Participant in any calendar year shall be 1,500,000 shares of Common Stock;

(b)

the maximum aggregate number of shares of Common Stock that may be delivered to any Participant in any calendar year under Awards of Restricted Stock or Restricted Stock Units that are Qualified Performance-Based Awards shall be 1,000,000 shares of Common Stock determined as of the date of delivery;

(c)

the maximum aggregate amount that may be paid to any Participant in any calendar year under Awards of Performance Units that are Qualified Performance-Based Awards payable in cash or property other than shares of Common Stock shall be $20,000,000, determined as of the date of payout; and

(d)

the maximum aggregate amount that may be paid to any Participant in any calendar year as a dividend or dividend equivalent under Section 23 of the Plan in relation to a Qualified Performance-Based Award of Restricted Stock or Restricted Stock Units shall be $5,000,000, determined as of the date of payout.

3.03

Incentive Stock Option Limitation.  Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Common Stock for which Awards may be granted under the Plan pursuant to ISOs shall be 3,000,000.

3.04

Non-Employee Director Limitation.  Notwithstanding anything to the contrary, the maximum grant date fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under this Plan to any non-employee director during any calendar year shall not exceed $400,000.

4.

Administration.

The Committee shall administer the Plan.  All determinations of the Committee are made by a majority vote of its members.  The Committee’s determinations are final and binding on all Participants.  In addition to any other powers set forth in the Plan, the Committee has the following powers:

(a)

to construe and interpret the Plan;

(b)

to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c)

subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the form of agreements which evidence such Awards, the number of Options, Restricted Stock, Restricted Stock Units, Performance Units and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 21 hereof, to amend or modify any of the terms of outstanding Awards provided, however, that except as permitted by Section 15, no outstanding Award may be repriced, whether through cancellation of the Award and the grant of a new Award, or the amendment of the Award, without the approval of the stockholders of the Company;

(d)

generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted hereunder as it may deem necessary or advisable; and

(e)

to determine the form in which tax withholding under Section 18 of the Plan will be made (i.e., cash, Common Stock or a combination thereof).

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange and except as prohibited with respect to any Qualified Performance-Based Award, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.

Eligible Participants.

Present and future directors, officers and key employees of the Company or any Subsidiary or Affiliate shall be eligible to participate in the Plan.  The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary or Affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan, the number, if any, of ISOs, NSOs, SARs, Restricted Stock Units, Performance Units and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

6.

Terms and Conditions of Non-Qualified Stock Option Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant.  Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee and set forth in the agreement evidencing an Award, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

6.01

Option Period.  Except as set forth below, each NSO will expire as of the earliest of:

(a)

the date on which it is forfeited under the provisions of Section 13;

(b)

the ten-year anniversary of the Award Date;

(c)

in the case of a Participant who is an employee of the Company or a Subsidiary or Affiliate, three (3) months after the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates for any reason other than for Cause, death, total and permanent disability or retirement on or after age 65;

(d)

in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three (3) months after the Participant’s termination as a member of the board for any reason other than for Cause, death, total and permanent disability or retirement on or after age 65;

(e)

immediately upon the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates or service on a board of directors of the Company or a Subsidiary or Affiliate for Cause;

(f)

thirty-six (36)  months after the Participant’s termination of employment or service on the board of the Company, a Subsidiary or Affiliate due to death, total and permanent disability or retirement on or after age 65; or

(g)

any other date specified by the Committee when the NSO is granted.

If an NSO would expire on a day that the Participant cannot exercise the NSO because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such NSO would no longer violate an applicable Federal, state, local and foreign laws, to the extent allowed under Code Section 409A.

6.02

Option Price.  At the time granted, the Committee shall determine the Option Price of any NSO, which shall be no less than 100% of the Fair Market Value of the Common Stock subject to the NSO on the Award Date and in the absence of such determination, the Option Price shall be 100% of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

6.03

Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Section 13.

6.04

No Deferral Feature.  No NSO shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the NSO.

6.05

No Dividend Equivalents.  No NSO shall provide for dividend equivalents.

6.06

Other Option Provisions.  The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

7.

Terms and Conditions of Incentive Stock Option Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary.  Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee and set forth in the agreement evidencing an Award, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

7.01

Option Period.  Each ISO will expire as of the earliest of:

(a)

the date on which it is forfeited under the provisions of Section 13;

(b)

the ten-year anniversary of the Award Date, except as set forth in Section 7.02 below;

(c)

immediately upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause;

(d)

three (3) months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause, death or total and permanent disability.

(e)

twelve (12) months after the Participant’s termination of employment due to death or total and permanent disability; or

(f)

any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

7.02

Option Price and Expiration.  The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five (5) years from the Award Date.

7.03

Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 13.

7.04

No Deferral Feature.  No ISO shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the NSO.

7.05

No Dividend Equivalents.  No ISO shall provide for dividend equivalents.

7.06

Other Option Provisions.  The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code Section 422 and the regulations thereunder.

7.07

$100,000 Limitation.  To the extent required by Section 422 of the Code, if the aggregate Fair Market Value (determined as of the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

8.

Terms and Conditions of Restricted Stock or Restricted Stock Unit Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock or Restricted Stock Units to any Participant.  Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock and all Restricted Stock Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

8.01

Restricted Period.  Except as permitted by Section 16 hereof, shares of Restricted Stock awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest, and Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered at any time.

8.02

Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Awards of Restricted Stock and Restricted Stock Units shall vest in accordance with Section 13.

8.03

Voting.  Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award agreement, a Participant holding shares of Restricted Stock shall have the right to exercise full voting rights with respect to shares of Restricted Stock to the extent permitted or required by law.  A Participant shall have no voting rights with respect to any Restricted Stock Units or the shares corresponding to any Restricted Stock Units.

8.04

Certificate Legend for Restricted Stock Awards.  Each certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the Methode Electronics, Inc. 2014 Omnibus Incentive Plan and an Agreement entered into between the registered owner and Methode Electronics, Inc.  Copies of such Plan and Agreement are on file at the principal office of Methode Electronics, Inc.”

8.05

Settlement of Restricted Stock Units.  In the case of an Award of Restricted Stock Units, no shares of Common Stock or other property or cash equivalent shall be issued at the time such Award is granted.  Unless otherwise provided in the Award Agreement or elected by the Participant, upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, such Restricted Stock Units shall be settled and such settlement may be made in shares of Common Stock, cash or a combination thereof, as provided in the Award Agreement.

9.

Terms and Conditions of Stock Appreciation Right Awards.

The Committee may, in its discretion, grant an SAR to any Participant under the Plan.  Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific NSO.  An SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the Award Date of the SAR, or, if the SARs are related to an NSO, the per share Option Price under such NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related NSO or portion thereof which is surrendered.

9.01

Exercise Period.  Except as otherwise determined by the Committee and set forth in the agreement evidencing an Award, an SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable.  The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR.  Any ISO or NSO or portion thereof which is surrendered with an SAR shall no longer be exercisable.  An SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the

Committee in the agreement evidencing the SAR, provided that an SAR shall terminate no later than ten years from the Award Date, and shall vest in accordance with Section 13.  If an SAR would expire on a day that the Participant cannot exercise the SAR because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such SAR would no longer violate an applicable Federal, state, local and foreign laws, to the extent allowed under Code Section 409A.

9.02

Settlement.  The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver, less the withholding required under Section 18 hereof.

9.03

No Deferral Feature.  No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

9.04

No Dividend Equivalents.  No SAR shall provide for dividend equivalents.

10.

Terms and Conditions of Performance Unit Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award Performance Units to any Participant. Each Award of Performance Units shall be evidenced by an agreement, in such form as is approved by the Committee, and, except as otherwise provided by the Committee and set forth in the agreement evidencing an Award, all Performance Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

10.01

Value of Performance Units.  Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

10.02

Earning of Performance Units.  After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.03

Settlement of Performance Units.  Any Performance Unit shall be settled and paid within ninety (90) days after the end of the applicable Performance Period in the form of cash or in shares of Common Stock or in a combination thereof, as specified in the Participant’s applicable Award Agreement.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary or Affiliate on the day a Performance Unit is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance Unit for a Performance Period only if the Performance Goals for such period are achieved.  Any shares of Common Stock paid to a Participant under this Section may be subject to any restrictions deemed appropriate by the Committee.

11.

Terms and Conditions of Qualified Performance-Based Awards.

11.01

Purpose. The purpose of this Section 11 is to provide the Committee the ability to qualify Awards of Restricted Stock, Restricted Stock Units and Performance Units as Qualified Performance-Based Awards.  If the Committee, in its discretion, decides to grant to a Covered Employee an Award of Restricted Stock, Restricted Stock Units or Performance Units that is intended to constitute a Qualified Performance-Based Award, the provisions of this Section shall control over any contrary provision contained herein.

11.02

Applicability.  This Section 11 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

11.03

Procedures with Respect to Qualified Performance-Based Awards.  To the extent necessary to comply with the applicable requirements of Section 162(m)(4)(C) of the Code, with respect to any Award of Restricted Stock, Restricted Stock Units or Performance Units that may be granted to one or more Covered Employees, no later than 90 days following the commencement of the applicable Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved. The Committee may not increase during a Performance Period the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions.

11.04

Adjustments and Modifications.  Unless otherwise determined by the Committee at the time a Qualified Performance-Based Award is granted, the Committee shall have the authority to specify adjustments or modifications to be made to the calculation of any applicable Performance Goals based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures and the related costs and expenses; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year, provided that the exercise of such authority at such time would not cause any Qualified Performance-Based Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

11.05

Payment of Qualified Performance-Based Awards.  Any Qualified Performance-Based Awards shall be settled and paid within ninety (90) days after the end of the applicable Performance Period in the form of cash or in shares of Common Stock or in a combination thereof, as specified in the Participant’s applicable Award Agreement.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary or Affiliate on the day a Qualified Performance-Based Award is paid to the Participant.  Any shares of Common Stock paid to a Participant under this Section may be subject to any restrictions deemed appropriate by the Committee.

11.06

Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Goals or permit flexibility with respect to the terms of any Award or Awards to be treated as “performance-based compensation” under Section 162(m) of the Code without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

11.07

Effect on Other Plans and Arrangements. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

12.

Manner of Exercise of Options.

To exercise an Option in whole or in part, a Participant (or, after such Participant’s death, such Participant’s executor or administrator) must give written notice to the Company on a form acceptable to the Committee, stating the number of shares with respect to which such Participant intends to exercise the Option.  The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price.  The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price.  The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price.  If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of an ISO, and such Common Stock has not been held by the Participant for at least the greater of:

(a)

two (2) years from the date the ISO was granted; or

(b)

one (1) year after the transfer of the shares of Common Stock to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code Section 422.

13.

Vesting.

13.01

Minimum Vesting Requirement.  The Committee shall not be permitted to (a) make any Awards to employees which do not, (i) in the case of Options and SARs, contain a vesting period of less than one year, (ii) in the case of performance-based Restricted Stock, Restricted Stock Units or Performance Units, contain a vesting period of less than one year, and (iii) in the case of time-based Restricted Stock, Restricted Stock Units or Performance Units, contain a vesting period of less than three years, with no more frequent than ratable vesting over such period, or (b) accelerate the vesting of any such Award in a manner which would cause such Award to not comply with subsection (a) above, except as provided in Sections 13.04, 13.05 or 13.06; provided, however, that the Committee shall be permitted to make such Awards, or accelerate such vesting, in a manner that does not comply with subsection (a) or subsection (b) above, up to an aggregate of ten percent (10%) of the number of shares authorized for issuance under the Plan.

13.02

Options.  A Participant may not exercise an Option until it has become vested.  The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date.  Unless the Committee establishes a different vesting schedule in compliance with Section 13.01 and sets forth such schedule in the Award Agreement, the following schedule applies to any Award of Options under the Plan:

Number of Months Since Award Date	Vested Percentage
fewer than 12 months	0%
at least 12 months, but less than 24 months	33⅓%
at least 24 months, but less than 36 months	66⅔%
36 months or more	100%

13.03

Restricted Stock, Restricted Stock Units, SARs and Performance Units.  The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock, Restricted Stock Units, Performance Units or SARs that is not associated with an NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule set forth in the Agreement evidencing the Award and in compliance with Section 13.01, such Award shall vest in accordance with Section 13.02, except that no vesting in accordance with Section 13.02 shall operate to accelerate the time of payment in violation of Section 409A of the Code.

13.04

Effect of Termination of Employment in Connection with Death, Disability or Retirement.  Notwithstanding Sections 13.01, 13.02 and 13.03 above, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award:

(a)

if a Participant’s employment with the Company and its Subsidiaries and Affiliates is terminated due to total and permanent disability as determined by the Company or death, all Awards (including Qualified Performance-Based Awards) shall become vested and, for this purpose, the target level of performance shall be deemed to have been achieved under all performance-based awards (including Qualified Performance-Based Awards); and

(b)

if a Participant’s employment with the Company and its Subsidiaries and Affiliates is terminated due to retirement on or after such Participant’s sixty-fifth birthday or retirement on or after such Participant’s fifty-fifth birthday with consent of the Committee then, (i) all performance-based awards (including Qualified Performance-Based Awards) shall, as of the end of the performance period, vest based on actual performance on a pro rata basis based on the date of termination, and (ii) all other Awards shall vest pro rata based on the date of termination.  In determining the number of shares to vest pro rata based on the date of termination, the number of months in the vesting period and the number of months elapsed since the grant date will be taken into consideration.

Unless the Committee otherwise provides in the applicable agreement evidencing an Award or as provided in Section 13.06, if a Participant’s employment with the Company, a Subsidiary or an Affiliate terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary or Affiliate, or vice versa, or a leave of absence approved by the Participant’s employer.  A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary or Affiliate (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries and Affiliates).

13.05

Effect of Termination of Service as a Director.  Notwithstanding the foregoing, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, an Award to a member of the Board of Directors who is not an employee of the Company or its Subsidiaries or Affiliates shall become fully vested if the Participant ceases to be a member of the Board for any reason, other than removal from office by shareholders of the Company for Cause.

13.06

Effect of “Change of Control.”  Notwithstanding Sections 13.01, 13.02 and 13.03 above, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, the following provisions shall apply to outstanding Awards in the event of a Change in Control.

(a)

Continuation, Assumption or Replacement of Awards.    In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Section 15), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 13.06(c) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 13.06(a), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(b)

Acceleration of Awards.    If and to the extent that outstanding Awards are not continued, assumed or replaced in connection with a Change in Control, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms and (ii) all unvested Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards will become immediately vested and non-forfeitable.  For this purpose, the target level of performance shall be deemed to have been achieved under all performance-based awards (including Qualified Performance-Based Awards).

(c)

Termination After a Change in Control.    If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 13.06(a), and if within one year after the Change in Control a Participant experiences an involuntary termination of employment or other service for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms and (ii) all unvested Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards will become immediately vested and non-forfeitable.  For this purpose, the target level of performance shall be deemed to have been achieved under all performance-based awards (including Qualified Performance-Based Awards).

14.

Deferrals.

To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or portion of any Award (other than NSOs, ISOs and SARs) may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code.

15.

Adjustments to Reflect Changes in Capital Structure.

15.01

Adjustments.  If there is any change in the corporate structure or shares of the Company, the Committee will make any appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under the Plan (including the award limitations set forth in Section 3 hereof) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price and SAR base price.  For the purposes of this Section 15, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, extraordinary cash dividend, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

15.02

Cashouts.  Subject to the restrictions set forth in Section 15.03, in the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards for the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case:

(a)

that with respect to any ISO no such adjustment may be made that would cause the Plan to violate Section 422 of the Code (or any successor provision); and

(b)

that with respect to any NSO or SAR no such adjustment may be made that would cause the NSO or SAR to provide for the deferral of compensation within the meaning of Section 409A of the Code (or any successor provision).

15.03

Repricing Prohibited.  Except in connection with a Change of Control or other corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

16.

Nontransferability of Awards.

16.01

ISOs.  ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.  During a Participant’s lifetime, such Participant’s ISOs may be exercised only by such Participant.

16.02

Awards Other Than ISOs.  All Awards granted pursuant to the Plan other than ISOs are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee’s discretion after vesting.  With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer.  The provisions of this Section 16 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.

17.

Rights as Stockholder.

No Common Stock may be delivered upon the exercise of any Option until full payment has been made.  A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Award until the date of the issuance of a stock certificate for the shares except as otherwise determined by the Committee and set forth in the agreement evidencing such Award.

18.

Withholding Taxes.

The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minimum rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

19.

No Right to Employment.

Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company, its Subsidiaries, or an Affiliate, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

20.

Funding.

Except as provided with respect to Restricted Stock under Section 8, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets in a manner that would provide any Participant any rights that are greater than those of a general creditor of the Company, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund if such action would provide any Participant with any rights that are greater than those of a general creditor of the Company.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under applicable law.  However, the Company may establish a “Rabbi Trust” for purposes of securing the payment pursuant to or following a Change of Control provided the funding of such trust does not violate Section 409A(b)(3) of the Code.

21.

Amendment of the Plan.

The Board of Directors may from time to time amend or revise the terms of the Plan in whole or in part, subject to the following limitations:

(a)

no amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), materially adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, no such consent shall be required if the Committee determines in its sole and absolute discretion that the amendment or revision (i) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (ii) in connection with any transaction or event described in Section 15, is in the best interests of the Company or its stockholders.  The Committee may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence;

(b)

no amendment may increase the limitations on the number of shares set forth in Section 3, unless any such amendment is approved by the Company’s stockholders; and

(c)

no amendment may be made to the provisions of Section 15.03 relating to repricing unless such amendment is approved by the Company’s stockholders;

provided, however, that adjustments pursuant to Section 15.01 shall not be subject to the foregoing limitations of this Section 21.

22.

Conditions Upon Issuance of Shares.

An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option or a stock-settled SAR, and Restricted Stock and Restricted Stock Units shall not be awarded until and unless the Award of Restricted Stock or Restricted Stock Units, exercise of such Option or stock-settled SAR and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

23.

Dividends and Dividend Equivalents.

The Committee may provide that Restricted Stock and Restricted Stock Units shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents.  Notwithstanding the foregoing, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to a performance-based award (including a Qualified Performance-Based Award).  For all performance-based awards, the Committee may only provide for the accrual of dividends or dividend equivalents that will not be payable to a Participant unless and until, and only to the extent that, the shares of Common Stock subject to such Award vest upon satisfaction of the relevant performance goals and all other applicable conditions to vesting.  Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards.  No dividends or dividend equivalents shall be paid on Options or SARs.

24.

Substitution or Assumption of Awards by the Company.

The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under the Plan in substitution of such other company’s award, or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan.  Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.  The substitution or assumption of  outstanding awards granted by another company under this Section 24.01 will not reduce the shares available for issuance under the Plan pursuant to Section 3.01.

24.01

Participants Based Outside the United States.  In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries or Affiliates operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder, provided, however, that the Committee may not make any subplan that (a) increases the limitations contained in Section 3, (b) increases the number of shares available under the Plan, as set forth in Section 3; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act.  Subject to the foregoing, the Committee may amend, modify, administer or terminate such subplans, and prescribe, amend and rescind rules and regulations relating to such subplans.

24.02

Clawback.  The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

24.03

Delay of Payments.  Notwithstanding anything herein to the contrary, the Company may delay the settlement and payment of an Award under the circumstances described in this Section 24.03, provided the Company treats all payments to similarly situated Participants on a reasonably consistent basis:

(a)

Payments Subject to Code Section 162(m).  A payment to a Participant may be delayed to the extent the Company reasonably anticipates that if the payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted due to the applicability of Code Section 162(m), provided that the payment is made during the Participant’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by the applicability of Code Section 162(m).  No election may be provided to the Participant with respect to the timing of payment under this Section 24.03(a).

(b)

Payments that would Violate Federal Securities Laws or Other Applicable Law.  A payment may be delayed where the Company reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.  For this purpose, the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

25.

Effective Date and Termination of Plan.

25.01

Effective Date.  The Plan is effective as of the date of its approval by the stockholders of the Company.  Awards may be made under the Plan prior to stockholder approval, but such Awards shall be conditioned on the approval of the Plan by stockholders of the Company.

25.02

Termination of the Plan.  The Plan will terminate ten (10) years after the date it is approved by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards.  Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 P.M. Central Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Methode Electronics, Inc. encourages you to take advantage of convenient ways to vote these shares. If voting by proxy, you may grant a proxy by mail, or choose one of the two methods described below. Your telephone or Internet proxy authorizes the named proxies to vote these shares in the same manner as if you marked, signed, and returned your proxy card. To grant your proxy by telephone or Internet, read the annual meeting proxy statement and then follow these easy steps:

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the simple instructions the vote voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

METHODE ELECTRONICS, INC. 7401 WEST WILSON AVENUE CHICAGO,IL 60706-4548

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M77446-P55159            KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METHODE ELECTRONICS, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1a.	Walter J. Aspatore	0	0	0

1b.	Warren L. Batts	0	0	0	The Board of Directors recommends you vote FOR proposals 2, 3 and 4:
							For	Against	Abstain
1c.	J. Edward Colgate	0	0	0
					2.	The ratification of the Audit Committee's selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending May 2, 2015.	0	0	0
1d.	Darren M. Dawson	0	0	0

1e.	Donald W. Duda	0	0	0

1f.	Stephen F. Gates	0	0	0
					3.	The approval of the Methode Electronics, Inc. 2014 Omnibus Incentive Plan.	0	0	0
1g.	Isabelle C. Goossen	0	0	0

1h.	Christopher J. Hornung	0	0	0	4.	The advisory approval of Methode’s named executive officer compensation.	0	0	0

1i.	Paul G. Shelton	0	0	0
					NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1j.	Lawrence B. Skatoff	0	0	0

Please indicate if you plan to attend this meeting		0	0

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

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M77447-P55159

METHODE ELECTRONICS, INC.
This proxy is solicited by the Board of Directors Annual Meeting of the Shareholders

The undersigned hereby appoints Walter J. Aspatore, Donald W. Duda and Douglas A. Koman, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. common stock which the undersigned is entitled to vote at the Annual Meeting of Methode Electronics, Inc. to be held on Thursday, September 18, 2014 at 11:00 a.m., Chicago time, at Methode's corporate offices at 7401 West Wilson Avenue, Chicago, Illinois, and at any adjournment or postponement thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. If other business is presented at the Annual Meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies above.

Continued and to be signed on reverse side